UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240-14a-12

(Exact name of Registrant as specified in its charter)

_________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

One North Federal Highway
Boca Raton, FL 33432

(561) 362-3400

April 5, 2013

Dear Shareholder,

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2013 Annual Meeting of Shareholders of 1st United Bancorp, Inc., which will be held on Tuesday, May 28, 2013, at 3:00 p.m. at The Boca Raton Historical Society, located at 71 North Federal Highway, Boca Raton, just north of our bank building. You may park in the parking lot at the Historical Society location, or in the parking garage in our adjacent bank building.

The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. We will also discuss the operations of 1st United Bancorp, Inc. and its wholly-owned subsidiary, 1st United Bank, and we trust you will attend.

Whether or not you plan to attend the meeting, please vote your shares by using the Internet or the telephone. Instructions for these convenient services are set forth on the enclosed proxy card. Of course, you may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you submit your proxy and attend in person, you may change your vote at that time.

Sincerely,

Warren S. Orlando

Chairman of the Board

The accompanying Proxy Statement and Proxy Card are being mailed beginning on or around April 19, 2013 to all shareholders entitled to vote. The 1st United Bancorp 2012 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

One North Federal Highway
Boca Raton, FL 33432

(561) 362-3400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of 1st United Bancorp, Inc. will be held at The Boca Raton Historical Society, located at 71 North Federal Highway, Boca Raton, FL 33432, at 3:00 p.m., local time, on Tuesday, May 28, 2013, for the following purposes:

1.	To elect a Board of Directors of the Company for the next year;
2.	To consider and approve, on an advisory basis, executive compensation;
3.	To consider and vote on the adoption of the 2013 Incentive Plan;
4.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and
5.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2013. The Proxy Statement and the Annual Report to Shareholders are also available on our Web site at http://viewproxy.com/1stunitedbankfl/2013/.

The Board of Directors has fixed the close of business on March 22, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Warren S. Orlando

Chairman of the Board

April 5, 2013

Boca Raton, Florida

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

One North Federal Highway
Boca Raton, FL 33432

(561) 362-3400

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be held on

May 28, 2013

INFORMATION Concerning SOLICITATION AND VOTING your shares

Introduction

We are furnishing this Proxy Statement and the enclosed Proxy Card on behalf of the Board of Directors (the “Board of Directors”) of 1st United Bancorp, Inc., a Florida corporation, for use at our 2013 Annual Meeting of Shareholders, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Boca Raton Historical Society, located at 71 North Federal Highway, Boca Raton, 33432, at 3:00 p.m. local time, on Tuesday, May 28, 2013.

As used in this Proxy Statement, the terms “Company”, “us”, “we”, and “our”, refer to 1st United Bancorp, Inc., and, where appropriate, 1st United Bancorp, Inc. and its subsidiaries. The term “Common Stock” means shares of our Common Stock, par value $.01 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only shareholders of record of our Common Stock at the close of business on March 22, 2013, which the Board of Directors has set as the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 34,287,056 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our shares of Common Stock were held by approximately 498 shareholders of record on the record date. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. The shares of Common Stock represented by properly executed Proxy Cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker nonvotes both will be counted toward fulfillment of quorum requirements. A broker nonvote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 1

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

▪	Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.
▪	Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. on Monday, May 27, 2013 (the day before the Annual Meeting), to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the Proxy Card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, telephone, or mail.

Voting Requirements

The Annual Meeting is being held to (1) elect our Board of Directors, (2) consider and approve, on an advisory basis, executive compensation, (3) consider and vote on the adoption of the 2013 Incentive Plan, (4) ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and (5) transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. None of the proposals create dissenters’ or appraisal rights.

Our Board of Directors recommends that you vote your shares FOR each of the nominees for election to the Board of Directors, FOR approval of executive compensation, FOR approval of the 2013 Incentive Plan, and FOR the ratification of the appointment of our independent registered public accounting firm.

2 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Our Bylaws provide that directors are elected by a plurality of the votes cast; however, if a director nominee in an uncontested election does not receive at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present, then the nominee must tender his or her resignation to the Board of Directors, as more particularly described under the heading “ELECTION OF DIRECTORS.”

The nonbinding vote on the approval of executive compensation (Proposal 2) will be approved if the affirmative votes cast by shareholders present, or represented, at the Annual Meeting and entitled to vote on the matter exceed the votes cast in opposition.

The 2013 Incentive Plan (Proposal 3) will be approved if the affirmative votes cast by shareholders present, or represented, at the Annual Meeting and entitled to vote on the matter exceed the votes cast in opposition.

The appointment of our independent registered public accounting firm (Proposal 4) will be approved if the affirmative votes cast by shareholders present, or represented, at the Annual Meeting and entitled to vote on the matter exceed the votes cast in opposition.

Abstentions and broker nonvotes are not treated as votes “cast” and thus have no effect on any of the Proposals.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a Proxy Card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted FOR of each of the nominees for election to the Board of Directors as set forth in Proposal 1, FOR approval of executive compensation as set forth in Proposal 2, FOR approval of the 2013 Incentive Plan as set forth in Proposal 3, and FOR the ratification of the appointment of our independent registered public accounting firm as set forth in Proposal 4.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At the Annual Meeting, only Proposal 4 is considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on Proposal 4 if you do not timely provide instructions to vote your shares. If you do not give a proxy to vote your shares, your broker, trustee, or other nominee may either:

▪	vote your shares on “routine” matters, or
▪	leave your shares unvoted.

If your broker, trustee, or other nominee that is entitled to vote your shares leaves those shares unvoted, it is called a “broker nonvote.” A broker nonvote will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker nonvotes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 3

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile, mail, or e-mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

Shareholder Voting Results

We will announce preliminary voting results at the Annual Meeting and publish preliminary, and, if available, final voting results in a current report on Form 8-K filed within four business days of our Annual Meeting.

4 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shares Beneficially Owned by Our 5% Shareholders

The following table sets forth the amount and percentage of shares of Common Stock that, as of March 15, 2013, is deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Wellington Management Company, LLP(1) 280 Congress Street Boston, MA 02210	3,025,200	8.8%
Endicott Opportunity Partners and related entities and Wayne K. Goldstein and Robert I. Usdan(2) 360 Madison Street, 21st Floor New York, NY 10017	3,015,318	8.8%
Patriot Financial Group(3) Circa Centre, 2929 Arch Street, 27th Floor Philadelphia, PA 19104	1,890,983	5.5%

Forest Hill Capital, L.L.C and Mark Lee.(4) 100 Morgan Keegan Drive, Suite 430 Little Rock, Arkansas 72202	1,734,173	5.1%
(1)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012, Wellington Management Company, LLP reported shared voting power for 3,025,200 shares of Common Stock and shared dispositive power for 3,025,200 shares of Common Stock as of December 31, 2011.
(2)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012, with respect to Endicott Opportunity Partners, L.P. (“EOP”); Endicott Opportunity Partners II, L.P. (“EOP II”); Endicott Opportunity Partners III, L.P. (“EOP III”); Endicott Partners II, L.P. (“EPII”); W.R.D. Endicott L.L.C. (“WRD LLC”), the general partner of EOP; W.R. Endicott IIP, L.L.C. (“WRIIP LLC”), the general partner of EOP II; W.R. Endicott II, L.L.C. (“WRII LLC”), the general partner of EPII; W.R Endicott III, L.L.C. (“WRIII LLC”), the general partner of EOP III; Endicott Management Company (“EMC”), an investment manager of EOP, EOP II, EOP III and EP II; Wayne K. Goldstein (“Mr. Goldstein”), Co-President and a director of EMC and a managing member of WRD LLC, WR LLC, WRIII LLC and WRII LLC; and Robert I. Usdan (“Mr. Usdan”), Co-President and a director of EMC and a managing member of WRD LLC, WR LLC, WRIII LLC and WRII LLC, as of December 31, 2011, (i) EOP and WRD LLC each reported that they had shared voting power of 188,000 shares and shared dispositive power of 188,000 shares; (ii) EOP II and WRIIP LLC each reported that they had shared voting power of 1,718,518 shares and shared dispositive power of 1,718,518 shares; (iii) EPII and WRII LLC each reported that they had shared voting power of 99,000 shares and shared dispositive power of 99,000 shares; (iv) EOP III and WRIII LLC each reported that they had shared voting power of 1,009,800 shares and shared dispositive power of 1,009,800 shares; and EMC, Mr. Goldstein and Mr. Usdan each reported that they had shared voting power of 3,015,318 shares and shared dispositive power of 3,015,318 shares.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 5

(3)	Based solely on a Schedule 13D filed with the Securities and Exchange Commission on February 15, 2011, Patriot Financial Partners GP, LLC reported that it is the beneficial owner of 1,890,983 shares, including shared voting and dispositive power of 1,890,983 shares, as of December 31, 2010. The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”), Patriot Financial Partners GP, L.P., the general partner of the Funds (“Patriot GP”), Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”), and each of W. Kirk Wycoff, Ira M. Lubert, and James J. Lynch, general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC, and each of W. Kirk Wycoff, Ira M. Lubert, and James J. Lynch.
(4)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013, Forest Hill Capital, L.L.C. (“Forest Hill”) and Mark Lee, as principal, reported they are the beneficial owners of 1,734,173 shares including dispositive power. Forest Hill and Mark Lee have the sole power to vote 316,549 shares as of December 31, 2012.

Shares Beneficially Owned by Our Directors and Executive Officers

The following table sets forth the amount and percent of shares of Common Stock that, as of March 15, 2013, is deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, and by all of our directors and executive officers as a group. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock, or shares such power with his or her spouse.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock (16)	Percentage of Class
Paula Berliner(2)	148,837	*
Derek C. Burke(3)	41,060	*
Jeffery L. Carrier(4)	179,452	*
Ronald A. David(5)	117,284	*
James Evans(6)	915,537	2.7%
Wade A. Jacobson(7)	27,855	*
Arthur S. Loring(8)	140,850	*
Thomas E. Lynch(9)	361,842	1.1%
John Marino(10)	566,672	1.6%
Carlos Morrison(11)	366,052	1.1%
Warren S. Orlando(12)	612,197	1.8%
Lawrence Ostermayer(13)	26,216	*
Rudy E. Schupp(14)	610,957	1.8%
Joseph W. Veccia, Jr.(15)	286,609	*
All executive officers and directors as a group (14 persons)	4,401,420	12.3%

*	Less than 1% of the outstanding Common Stock
(1)	For purposes of this table, a person is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he/she has the right to acquire the shares under options which are exercisable currently or within 60 days of March 15, 2013. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.
(2)	Includes 78,937 shares held by a trust for which Ms. Berliner shares voting and investment power with her spouse and 3,900 shares Ms. Berliner has the right to acquire under vested stock options that Ms. Berliner has not exercised.

6 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

(3)	Includes 400 shares Mr. Burke has the right to acquire under vested stock options that Mr. Burke has not exercised.

(4)	Includes 3,900 shares Mr. Carrier has the right to acquire under vested stock options that Mr. Carrier has not exercised.

(5)	Includes 3,900 shares Mr. David has the right to acquire under vested stock options that Mr. David has not exercised.

(6)	Includes 320,638 shares held by a company Mr. Evans controls; 486,014 shares held individually; 21,562 shares held individually by his wife; 76,923 shares held by a company his wife controls and 400 shares Mr. Evans has the right to acquire under vested stock options that Mr. Evans has not exercised.

(7)	Includes 20,355 shares Mr. Jacobson has the right to acquire under vested stock options that Mr. Jacobson has not exercised.

(8)	Includes 3,900 shares Mr. Loring has the right to acquire under vested stock options that Mr. Loring has not exercised.

(9)	Includes 314,602 owned jointly by Mr. Lynch and his spouse; 2,570 shares owned jointly by his spouse and children; 30,770 shares owned by a trust for his children for which he is trustee and 3,900 shares Mr. Lynch has the right to acquire under vested stock options that Mr. Lynch has not exercised.

(10)	Includes 28,339 owned jointly by Mr. Marino and his spouse; and 469,953 shares Mr. Marino has the right to acquire under vested stock options that Mr. Marino has not exercised.

(11)	Includes 3,900 shares Mr. Morrison has the right to acquire under vested stock options that Mr. Morrison has not exercised.

(12)	Includes 940 shares owned by Mr. Orlando as custodian for his grandchildren and 469,953 shares Mr. Orlando has the right to acquire under vested stock options that Mr. Orlando has not exercised.

(13)	Includes 12,140 shares Mr. Ostermayer has the right to acquire under vested stock options that Mr. Ostermayer has not exercised.

(14)	Includes 12,000 shares owned by Mr. Schupp jointly with his children; and 469,953 shares Mr. Schupp has the right to acquire under vested stock options that Mr. Schupp has not exercised.

(15)	Includes 215,874 shares held in family limited partnerships; 320 shares held by an investment club, 310 shares held by his spouse; and 3,900 shares Mr. Veccia has the right to acquire under vested stock options that Mr. Veccia has not exercised.

(16)	Includes unvested restricted shares that may be voted by the following people: Ms. Berliner (31,943); Mr. Burke (19,000); Mr. Carrier (31,943); Mr. David (31,943); Mr. Evans (26,571); Mr. Loring (31,943); Mr. Lynch (26,571); Mr. Marino (50,663); Mr. Morrison (31,514); Mr. Orlando (50,663); Mr. Schupp (50,663); and Mr. Veccia (26,571).

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 7

PROPOSAL 1
ELECTION OF DIRECTORS

Director Nominees

Our Board of Directors currently consists of 12 directors. The Corporate Governance Committee of the Board of Directors has nominated and the Board of Directors has approved all of the current nominees for election at the 2013 Annual Meeting. Each director to be elected will hold office until the next annual election by shareholders and until his or her successor is elected and qualified, or until the earlier of such director’s death, resignation, or removal. There are no familial relationships among any of the directors or the nominees, nor is there any understanding between any director or nominee and any other person pursuant to which the director or nominee was nominated.

Name	Principal Occupation
Paula Berliner(1)(3)	Private Investor
Derek C. Burke(3)	President, WBQ Design & Engineering, Inc.
Jeffery L. Carrier(1)(2)	President of Board Advisory Group, LLC
Ronald A. David(2)	Attorney, Ronald A. David, P.A.
James Evans	President of Evans Financial Services, Ltd
Arthur S. Loring(1)(3)(4)	Private Investor; former Senior V.P. & General Counsel, Fidelity Management & Research Company
Thomas E. Lynch (1)(2)(3)	President of Plastridge Insurance Agency
John Marino	President and Chief Financial Officer of 1st United Bancorp, Inc. and Chief Financial Officer and Chief Operating Officer of 1st United Bank
Carlos Morrison	Private Investor
Warren S. Orlando	Chairman of the Board of Directors of 1st United Bancorp, Inc. and Chairman of the Board of Directors of 1st United Bank
Rudy E. Schupp	Chief Executive Officer of 1st United Bancorp, Inc. and President and Chief Executive Officer of 1st United Bank
Joseph W. Veccia, Jr.(1)(3)	Private Investor

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Corporate Governance Committee

(4)	Lead Independent Director

Majority Vote Standard for Election of Directors

Our Bylaws provide that directors are elected by a plurality of the votes cast; however, if a director nominee in an uncontested election does not receive at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present, then the nominee must tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation within 120 days from the date of the certification of the election results. If a director’s resignation is not accepted by the Board of Directors, then such director will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a nominee’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board of Directors.

8 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Information Concerning the Nominees and Directors

The following paragraphs provide information (age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and names of other publicly-held companies for which he or she serves as a director or has served as a director during the past five years), as of the date of this Proxy Statement, about each director nominee. While the following paragraphs note certain individual qualifications and skills of our director nominees that contribute to the Board of Director’s effectiveness as a whole, we also believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated strong leadership skills, business acumen and an ability to exercise sound judgment, as well as a commitment of service to our shareholders. All directors are elected annually for one-year terms.

Paula Berliner, 69, has served as our director since 2003. Since 2000, Ms. Berliner has been a private investor with investments in real estate and stocks. From 1989 to 2000, she was an officer and director of Acorn Holding Corp., a venture capital firm. From 1977 to 1990, Ms. Berliner was a co-founder, director, and executive officer of Broward Window Shade Company, Inc. and its successor, Builders Design, Inc. From 1974 to 1977, Ms. Berliner was the Title 1 Coordinator for the Broward County School System. In addition, Ms. Berliner has nearly 25 years of bank director experience serving the South Florida market. Ms. Berliner was on the Board of Directors of Family Bank, based in Hallandale Beach, Florida, from its establishment in 1987 to its sale to Republic Security Bank in 1997. Ms. Berliner served on the Boards of Directors of Republic Security Financial Corp. from 1997 to 2001, Republic Security Bank from 1997 to 2001 and Wachovia Bank’s Advisory Board from 2001 to 2002. Ms. Berliner holds a Masters degree in Administration and Supervision from Florida Atlantic University. We believe Ms. Berliner’s qualifications to sit on our Board of Directors include her significant private and public bank board experience as well as her experience as a business owner and operator in South Florida.

Derek C. Burke, 52, has served as our director since April 2012 after our merger with Anderen Financial, Inc. Prior to April 2012, he served on the Board of Directors of Anderen Bank, a wholly-owned subsidiary of Anderen Financial, Inc. from July 2008 to March 2012. Mr. Burke was a director of Florida Choice Bank from January 2005 through January 2008 and a director of Southern Community Bank of Central Florida from January 2000 until its acquisition by First National Bank of Florida in September 2004. Mr. Burke is a licensed professional engineer. He graduated with a Master’s degree in civil engineering from the University of Central Florida in June 1988 and has been the president of the Orlando-based consulting firm WBQ Design & Engineering, Inc. since its founding in 1994. Mr. Burke was nominated for the 2008 Central Florida Engineer’s Week Leadership Excellence award. He is a past Chairman of the City of Orlando Downtown Development Board and Community Redevelopment Agency Advisory Board. Mr. Burke also serves on the Board of the Orlando Neighborhood Development Corporation, a non-profit affordable housing development company. We believe Mr. Burke’s qualifications to sit on our Board of Directors includes his prior experience as a director on a bank holding company, especially in the Central Florida market, and his experience as a businessman.

Jeffery L. Carrier, 61, has served as our director since 2003. Since March 2004, Mr. Carrier has been the President of Board Advisory Group, LLC, a consulting firm to bank boards and audit committees. From 1984 to March 2004, he was the President of Carrier Financial Group, Inc., a consulting firm providing outsourcing services for internal audit and compliance for the banking industry throughout Florida and the Southeast United States. Prior to establishing Carrier Financial Group, Mr. Carrier served from 1978 through 1984 in the capacity of chief financial officer, treasurer and controller of NYSE and NASDAQ listed financial institutions. From 1973 to 1978, Mr. Carrier worked as a CPA with Deloitte & Touche. Mr. Carrier holds a B.S. in accounting from Florida State University and is a licensed Certified Public Accountant in Florida. We believe Mr. Carrier’s qualifications to sit on our Board of Directors include his significant bank audit and internal audit experience and his experience as an officer of a public financial institution.

Ronald A. David, 62, has served as our director since 2003. Since 1990, Mr. David, a Board Certified Civil Trial Lawyer since 1986, practices civil litigation at his law firm, Ronald A. David, P.A., and has practiced law in Florida since 1975. In addition, Mr. David has over 15 years of banking experience serving the South Florida market. Mr. David served on the Boards of Directors of the former 1st United Bancorp, and its wholly-owned subsidiary the former 1st United Bank, based in Boca Raton, Florida, from 1987 until its sale to Wachovia Bank in 1998. Mr. David was also a director of Mizner Bank, based in Boca Raton, Florida, when it was acquired by the former 1st United Bank. Mr. David holds a B.A. in Political Science and a J.D., both from the University of Florida. We believe Mr. David’s qualifications to sit on our Board of Directors include his significant private and public bank board experience as well as being a business owner and practicing lawyer in South Florida.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 9

James Evans, 75, has served as our director since February 2008 following our merger with Equitable Financial Group, Inc. (“Equitable”) and Equitable Bank, Equitable’s wholly-owned subsidiary, respectively. Prior to the merger, Mr. Evans was the Chairman of the Board of Directors of Equitable and a director of Equitable Bank. Mr. Evans is also currently the President of Evans Financial Services, Ltd., which is engaged in land sales and residential construction (since 1998). He also has various interests in equity lending, niche and real estate financing, and venture capital providers. From 1968 to 1998, Mr. Evans was the owner and President of two Nissan dealerships and one of the largest Mercedes-Benz dealerships in the United States. Mr. Evans sold all three dealerships in 1998. Mr. Evans holds a B.B.A. from the University of Florida. We believe Mr. Evans’ qualifications to sit on our Board of Directors include his over 10 years of experience as director and chairman of a South Florida commercial bank as well as his previous experience as a business owner and real estate investor in South Florida.

Arthur S. Loring, 65, has served as our director since 2005 and as our lead independent director since 2008. He had previously served as our director from our inception in 2000 until our change of control in 2003. From 1972 until his retirement in 1998, Mr. Loring was an attorney with Fidelity Management & Research Company and was employed in numerous positions, including Senior V.P. and General Counsel. Mr. Loring has served or serves as Chairman of MorseLife, Inc., a senior health care facility, President of the Jewish Federation of Palm Beach County and on the Board of Directors of New River, Inc., a private electronics delivery firm. Mr. Loring holds a B.S. in Commerce from Washington and Lee University and a J.D., cum laude, from Boston University. We believe Mr. Loring’s qualifications to sit on our Board of Directors include his experience as General Counsel of a large mutual funds group and his previous experience as a bank director of a local financial institution.

Thomas E. Lynch, 65, has served as our director since July 2004. Since 1973, Mr. Lynch has been the owner and president of the Plastridge Insurance Agency.  He has been involved in political and civic service for over 30 years.  He served from 1985 to 1989 as chairman of the Community Redevelopment Agency of Delray Beach; from 1990 to 1996 as Mayor of Delray Beach; and from 1998 to 2006 as Chair of the Palm Beach County School District. Currently, he serves as Mayor of the Village of Golf; member of the Board of Governors of the Citizens Property Insurance Company and chairman of the Audit Committee; member of the Board of Trustees for Nova Southeastern University; past-President of the Palm Beach County League of Cities; and Chair of the Palm Beach Early Childhood Development Council. Mr. Lynch has been a director of Celsius Holdings, Inc., a food and beverage manufacturer, since 2009. Mr. Lynch holds a joint B.A. in Philosophy and Psychology from Loyola University and received his CPCU insurance designation in 1978, which is the highest designation attained in the insurance industry. We believe Mr. Lynch’s qualifications to sit on our Board of Directors include his extensive board experience on both governmental and not-for-profit entities. In addition, he currently owns one of the largest insurance agencies in the State of Florida.

John Marino, 49, has served as our director and has been our President, Chief Operating Officer, Chief Financial Officer, and Director of 1st United Bank, since July 2003. From January 2002, until March 2003, Mr. Marino served as Chief Financial Officer of SBA Communications, Inc., a publicly traded telecommunications company, headquartered in Boca Raton, Florida. Mr. Marino acted as a consultant to SBA Communications from 1999 to 2002. From 1992 through 1998, Mr. Marino served as Chief Financial Officer of the former 1st United Bank and the former 1st United Bancorp, headquartered in Boca Raton, Florida. Mr. Marino was employed in a variety of positions with Ernst & Young, with his final position as audit manager, from 1986 to 1992. Mr. Marino holds a B.B.A. in Accounting from Stetson University and is a licensed Certified Public Accountant in Florida. We believe Mr. Marino’s qualifications to sit on our Board of Directors include his audit experience of public and private financial institutions and his over 15 years of experience as a CFO of a public financial institution.

Carlos Gil Morrison, 58, has served as our director since 2006. From 1976 until 1992, Mr. Morrison was employed as a broker with Smith Barney. Since 1992, Mr. Morrison has managed his personal investments. Mr. Morrison, a resident of the Town of Palm Beach, is a well-known businessman in South Florida managing his many family-owned real estate and financial investments. Mr. Morrison is very active and philanthropic in the Palm Beach community. Mr. Morrison holds a B.B.A. in Business from Hillsdale College. We believe Mr. Morrison’s qualifications to sit on our Board of Directors include his over 17 years of financial advisory experience in large financial institutions as well as his extensive board experience on not-for-profit entities.

10 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Warren S. Orlando, 70, has been our Chairman of the Board and has served as a director since July 2003. From April 1999 to June 2003, Mr. Orlando was retired. From September 1997 to March 1999, Mr. Orlando served as Chairman and CEO of Wachovia - Florida Banking. Mr. Orlando co-founded and served as Chief Executive Officer and President of the former 1st United Bank and the former 1st United Bancorp, Inc., an approximately $1 billion bank holding company (which grew through internal growth and 11 merger and acquisition transactions), headquartered in Boca Raton, Florida from its inception in 1987 and until its merger with Wachovia Corporation in 1997. He currently serves as a director of California Republic Bank. Mr. Orlando holds a B.S. in Economics from St. Peters College and a graduate degree from Stonier Graduate School of Banking, Rutgers University. We believe Mr. Orlando’s qualifications to sit on our Board of Directors include his over 40 years’ experience as an employee, officer, and director of private and public financial institutions.

Rudy E. Schupp, 62, has been our Chief Executive Officer and our and 1st United Bank’s director since July 2003. From March 2001 to June 2003, Mr. Schupp was a managing director for Ryan Beck & Co., an investment bank. In addition, from December 2001 to March 2003, he served as a consultant to Wachovia Corporation – Florida. From March 2001 until December 2001, Mr. Schupp served as Chairman – Florida Banking for Wachovia Corporation. From April 1984 through February 2001, he co-founded and served as Chairman, Chief Executive Officer and President of Republic Security Financial Corporation, a $3.4 billion bank holding company (which grew through internal growth and through 16 merger and acquisition transactions), headquartered in West Palm Beach, Florida. Republic Security Financial Corporation merged with Wachovia Corporation in 2001. Mr. Schupp is also a director of NextEra Energy, Inc. (formerly known as FPL Group, Inc.) and the Federal Reserve Bank of Atlanta. Mr. Schupp holds a B.S. in Management from the State University of New York at Albany, and an M.B.A. from Syracuse University. We believe Mr. Schupp’s qualifications to sit on our Board of Directors include his over 35 years’ experience as an employee, officer, and director of private and public financial institutions.

Joseph W. Veccia, Jr., 56, has served as our director since May 2004. Since 1996, Mr. Veccia has been a private investor with investments in real estate, funeral business and cemeteries, and stocks. Mr. Veccia is a former board member of Admiralty Bank which was sold to RBC in January 2003. He is also a member of the Board of Trustees of the George Snow Scholarship Fund, the Lynn University Board of Overseers, the Board of Directors of the Boca Raton Chamber of Commerce, the Board of Trustees of Pope John Paul High School and the Boca Raton Community Hospital Board of Trustees. Mr. Veccia holds an A.S. degree in Mortuary Science from Lynn University. We believe Mr. Veccia’s qualifications to sit on our Board of Directors include his significant private and public bank board experience as well as his experience as a business owner and operator in South Florida.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

Board and Committee Membership

Our Board of Directors oversees our business, property, and affairs pursuant to the Florida Business Corporation Act, our Articles of Incorporation and Bylaws. Members of our Board of Directors are kept informed of our business through discussions with our senior management team, by reviewing materials provided to them, and by participating in board and committee meetings. During 2012, our Board of Directors held 7 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

Our Common Stock is listed on the NASDAQ Global Select Market. NASDAQ requires that a majority of our directors be “independent,” as defined by NASDAQ’s rules. Generally, a director does not qualify as an independent director if the director or a member of a director’s immediate family has had in the past three years certain relationships or affiliations with the company, the company’s external or internal auditors, or other companies that do business with the company. Our Board of Directors has affirmatively determined that a majority of our directors are independent directors under the NASDAQ rules. Our Board of Directors determined that its independent directors include the following current directors and nominees for director: Paula Berliner, Derek C. Burke, Jeffery L. Carrier, Ronald A. David, Arthur S. Loring, Thomas E. Lynch, Carlos Gill Morrison, and Joseph W. Veccia, Jr. Mr. Loring has been appointed by the Board of Directors to serve as the lead independent director.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance Committee, all of which have a written charter. We have posted the committee charters on the Investor Relations section of our website at www.1stunitedbankfl.com. Each member of our committees is independent. The composition, duties and responsibilities of these committees are set forth below.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 11

Audit Committee

The Audit Committee met 10 times in 2012. The current members of our Audit Committee are Messrs. Carrier, David, and Lynch. Mr. Carrier is our Audit Committee chairman and is our Audit Committee financial expert under the Securities and Exchange Commission rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Our Audit Committee’s primary responsibilities, among others, include:

▪	Reviewing the annual audited and quarterly financial statements with management, the internal auditor and the outside auditor;

▪	Selecting our independent registered public accounting firm (with shareholder ratification);

▪	Evaluating the performance of our independent registered public accounting firm;

▪	Reviewing with the independent registered public accounting firm and management, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and significant issues regarding our accounting and auditing principles and practices;

▪	Selecting and evaluating the internal audit director or firm;

▪	Reviewing the adequacy and effectiveness of our disclosure controls and procedures and our internal controls, including any significant deficiencies and significant changes in internal controls;

▪	Reviewing and approving all “related person transactions”;

▪	Reviewing any matters arising from an audit which is brought to the attention of our Board of Directors;

▪	Monitoring our compliance with legal and regulatory requirements; and

▪	Overseeing our accounting and financial reporting process.

Compensation Committee

The Compensation Committee met three times in 2012. The current members of our Compensation Committee are Ms. Berliner and Messrs. Carrier, Loring, Lynch, and Veccia. Ms. Berliner is our Compensation Committee Chair. Our Compensation Committee’s primary responsibilities, among others, include:

▪	Reviewing and approving corporate goals and objectives relevant to the Chairman’s, the CEO’s and the President’s compensation, evaluating the Chairman’s, CEO’s and President’s performance in light of these goals and objectives, and reviewing and recommending to the Board of Directors for determination the Chairman’s, CEO’s, and President’s base salary, short-term incentive compensation, and long-term incentive and retirement compensation based on this evaluation;

▪	Reviewing and recommending to the Board of Directors for determination the base salary, short-term incentive and retirement compensation, and long-term incentive compensation of our executive officers (other than the Chairman, CEO and President), after having received recommendations from our CEO;

▪	Reviewing and overseeing our compensation philosophy;

▪	Approving, evaluating and recommending to the Board of Directors for ratification our cash and equity incentive and retirement compensation plans;

▪	Reviewing and recommending to the Board of Directors employment agreements, severance agreements, and change-in-control agreements with the Chairman, CEO, President and any other executive officers, as the committee deems appropriate;

▪	Evaluating non-employee director compensation and recommending to the full Board of Directors the appropriate level of non-employee director compensation, including compensation for service as a member or chair of a Board of Directors committee; and

▪	Establishing and periodically reviewing stock ownership guidelines for directors and officers.

The Compensation Committee uses its business judgment and other resources it deems appropriate in executing its duties, including establishing our compensation philosophy and policies, overseeing the implementation of executive officer and non-employee director compensation programs, and overseeing disclosures regarding compensation in our Securities and Exchange Commission filings. In executing its duties, the Compensation Committee considers many factors, including market comparisons using data derived from third party resources, competitive considerations, executive expectations and executive performance. As of the date of this Proxy Statement, the Compensation Committee has not delegated any of its responsibilities to other parties.

12 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

The Compensation Committee reviews and recommends to our Board of Directors for determination the compensation of our founding executive officers, Messrs. Marino, Orlando, and Schupp. Each director, including those who are executive officers, annually participates in a performance evaluation. This evaluation is used in determining the overall compensation level of the founding executive officers. In addition, Mr. Schupp separately submits recommendations to the Compensation Committee regarding all other executive officers for use by the Compensation Committee in making recommendations to the Board of Directors concerning their base salary, short-term incentive compensation and long-term incentive and retirement compensation. An executive officer may not be present at a meeting of the Compensation Committee where that executive officer’s compensation is being discussed.

The Compensation Committee did not engage any compensation consultants in 2012.

Corporate Governance Committee

The Corporate Governance Committee met three times in 2012. The current members of our Corporate Governance Committee are Ms. Berliner and Messrs. Burke, Loring, Lynch, and Veccia. Mr. Loring is currently our Corporate Governance Committee Chair. Our Corporate Governance Committee’s primary responsibilities, among others, include:

▪	Development of our corporate governance principles;

▪	Oversight of our corporate governance conduct;

▪	Review all shareholder proposals;

▪	Oversight of director orientation and appropriate continuing education programs relating to principles of corporate governance;

▪	Evaluating the performance of the current Board of Directors members proposed for re-election, and make recommendations to the Board of Directors regarding the appropriateness of members of the Board of Directors standing for re-election;

▪	Developing a list of qualification and selection criteria to be used by the committee for screening nominee candidates and selecting nominees for Board of Directors membership, including candidates proposed by shareholders;

▪	Screening and identifying qualified potential director nominees;

▪	Annually surveying and receiving comments from each director and report to the Board of Directors with an assessment of the Board of Director’s performance; and

▪	Developing plans for our managerial succession, including in the event of retirement or emergency.

Directors’ Fees

Our non-employee directors receive an annual retainer of $12,000. In addition, attendance at meetings of the Audit Committee, Compensation Committee, and Governance Committee entitles a director to payment of a fee of $750, $500, and $250, respectively, per meeting. The Chairman of the Corporate Governance Committee receives $500 per meeting, the Chairman of the Compensation Committee receives $1,000 per meeting, and the Chairman of the Audit Committee receives $1,500 per meeting, in lieu of the $250, $500 and $750 paid for attendance to those committee meetings, respectively, by committee members other than the chairman. In addition to the cash compensation, each director received a grant of 10,000 shares of restricted stock, with committee chairmen each receiving an additional an annual grant of 2,000 shares, which vest ratably over ten years. Additionally, each non-employee director received a grant of 4,000 options to purchase our Common Stock, both of which vest ratably over a ten-year period. Our directors who are our salaried employees or employees of any of our subsidiaries do not receive any additional compensation for serving as a director. Our lead independent director receives an additional annual retainer of $2,000. There are no anticipated changes to the directors’ fees for 2013.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 13

To the extent a director of 1st United Bancorp is also a director of 1st United Bank, the director receives an additional annual retainer of $5,000, plus an attendance fee of $150 for each 1st United Bank Board of Directors’ committee meeting attended by a director. The Chairman of the ALCO Committee receives $500 per meeting, in lieu of the $150 paid for attendance to the ALCO Committee meetings by committee members other than the chairman. The Chairman of the BSA Committee receives $500 per meeting, in lieu of the $150 paid for attendance to the BSA Committee meetings by committee members other than the chairman. Additionally, the Bank’s non-employee directors each received a grant of 5,750 shares of restricted stock, which vests ratably over ten years, and 2,300 options to purchase our common shares which vest ratably over ten years. The following table represents compensation paid to each non-employee director for the year ended December 31, 2012:

Director Compensation Table for 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(3) ($)	Total ($)
Paula Berliner	22,000	70,800	12,386	105,186
Derek C. Burke(4)	17,450	60,500	12,386	90,336
Jeffery L. Carrier	35,050	70,800	12,386	118,236
Ronald A. David	27,350	70,800	12,386	110,536
James Evans	18,950	59,000	12,386	90,336
Arthur S. Loring	23,400	70,800	12,386	106,586
Thomas E. Lynch	29,450	59,000	12,386	100,836
Carlos Morrison	20,800	70,800	12,386	103,986
Joseph W. Veccia, Jr.	21,950	59,000	12,386	93,336

(1)	The values for awards in this column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. There were no awards with performance conditions. A discussion of the assumptions used in calculating the award may be found in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	The aggregate number of restricted stock awards outstanding as of December 31, 2012 for each of our non-employee directors was as follows: Ms. Berliner (30,000); Mr. Burke (10,000); Mr. Carrier (30,000); Mr. David (30,000); Mr. Evans (25,000); Mr. Loring (30,000); Mr. Lynch (25,000); Mr. Morrison (29,000); and Mr. Veccia (25,000).

(3)	The aggregate number of option awards outstanding as of December 31, 2012 for each of our nonemployee directors was as follows: Ms. Berliner (7,500); Mr. Burke (4,000); Mr. Carrier (7,500); Mr. David (7,500); Mr. Evans (4,000); Mr. Loring (7,500); Mr. Lynch (7,500); Mr. Morrison (7,500); and Mr. Veccia (7,500).

(4)	Mr. Burke joined our Board of Directors in April 2012.

CORPORATE GOVERNANCE

Governing Principles

We are a financial holding company managed by a core group of officers and governed by a Board of Directors. We are committed to maintaining a business atmosphere where only the highest ethical standards and integrity prevail. An unwavering adherence to high ethical standards provides a strong foundation on which our business and reputation can thrive and is integral to creating and sustaining a successful, high-caliber company.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that give effect to the NASDAQ corporate governance listing standards and various other corporate governance matters. We have posted our Corporate Governance Guidelines on our website.

14 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Independent Director Meetings Executive Sessions

Our independent directors have established a policy to meet separately from the other directors in executive sessions at such times as may be deemed appropriate by our independent directors. Any independent director may call an executive session of independent directors at any time. In 2012, the independent directors met in an executive session seven times.

Board Leadership

The Board of Directors has separated the positions of Chairman and Chief Executive Officer (Principal Executive Officer), and believes that the skill sets and experience of the incumbents provide for an environment where the Chairman can focus on Board of Directors oversight and fiduciary duties. Since our Chairman of the Board of Directors is a member of management and is otherwise not independent, the independent directors elect a lead independent director, which we discuss below. Currently, Mr. Orlando serves as our Chairman and Mr. Schupp serves as our Chief Executive Officer.

Lead Independent Director

The independent directors of our Board of Directors annually elect an independent director to serve in a lead capacity. Although annually elected, the lead independent director is generally expected to serve for more than one year.

Mr. Loring has served as our lead independent director since 2008. The lead independent director’s duties include presiding at all meetings of the Board of Directors at which the Chairman is not present, calling meetings of the independent directors, coordinating with the Chairman the planning of Board of Directors meeting agenda items, and serving as an independent point of contact for shareholders wishing to communicate with the Board of Directors other than through the Chairman.

Policies Prohibiting Hedging and Pledging Transactions

We prohibit all directors and executive officers from engaging in any hedging or monetization transactions with respect to our securities. Further, we prohibit all directors and executive officers from holding any of our securities in a margin account or pledging any of our securities as collateral for a loan.

Risk Management

The Board of Directors believes that risk management is an important component of our corporate strategy. While we assess specific risks at our committee levels, the Board of Directors, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board of Directors is regularly informed through committee reports about our risks. Finally, the Board of Directors believes the separated roles of Chairman and Chief Executive Officer assists us in our ability to implement major policies addressing our risks.

Shareholder Communications

Our Board of Directors provides for a process by which shareholders may communicate with the Board of Directors, a Board of Directors’ committee, the independent directors as a group, and individual directors. Shareholders who wish to communicate with our Board of Directors, a Board of Directors’ committee, or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of 1st United Bancorp, a Board of Directors’ committee, or such group of directors or individual directors to the following address:

1st United Bancorp, Inc.

c/o Corporate Secretary

One North Federal Highway

Boca Raton, FL 33432

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 15

Communications will be compiled by our Corporate Secretary and submitted to the Board of Directors, a committee of the Board of Directors, or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board of Directors. The Board of Directors has requested that the Corporate Secretary submit to the Board of Directors all communications received, excluding those items that are not related to board duties and responsibilities, such as: mass mailings; job inquiries and resumes; and advertisements, solicitations, and surveys.

Code of Ethics and Code of Conduct

The Board of Directors has adopted a Code of Ethics applicable to our Chief Executive Officer and our financial and accounting officers and a Code of Conduct applicable to all employees, officers, and directors, which are available, without charge, upon written request to:

1st United Bancorp, Inc.

c/o Corporate Secretary

One North Federal Highway

Boca Raton, FL 33432

These codes are designed to comply with NASDAQ and U.S. Securities and Exchange Commission requirements.

Board of Directors and Committee Evaluations

The Corporate Governance Committee of the Board of Directors uses written questionnaires to evaluate the Board of Directors as a whole and its committees. The evaluation process occurs annually. Directors submit completed questionnaires to the Chair of the Corporate Governance Committee, who summarizes the results without attribution. The full Board of Directors discusses the summary of the Board of Directors evaluation, and each committee discusses the summary of its own evaluation.

Director Nominating Process

The Corporate Governance Committee of the Board of Directors annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors so that the Board of Directors consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board of Directors, consistent with applicable regulatory requirements.

The Corporate Governance Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareholders. The Corporate Governance Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in the NASDAQ listing standards, the business experience currently desired on the Board of Directors, geography, the nominee’s banking industry experience, and the nominee’s general ability to enhance the overall composition of the Board of Directors. The Corporate Governance Committee does not have a formal policy on diversity.

Our Corporate Governance Committee will identify nominees for directors primarily based upon suggestions from shareholders, current directors, and executives utilizing selection criteria developed by the Corporate Governance Committee. The Chairman of the Corporate Governance Committee and at least one other member of the Corporate Governance Committee will interview director candidates. The full Board of Directors will formally nominate candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Corporate Governance Committee following this process.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors attended our Annual Meeting in May 2012.

16 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Director Service on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board of Directors for an extended period of time. No director may serve on more than three other public company boards of directors. A director must advise the Chairman of the Board of Directors and the Chairman of the Corporate Governance Committee of the Board of Directors before accepting an invitation to serve as a director of another public company. The Corporate Governance Committee will review whether such board membership may unduly impact the ability of the director to fulfill the director’s duties to us.

Director and Officer Stock Ownership Requirements

All of our directors are required to hold our Common Stock in an amount which exceeds the lesser of $100,000 or five times their annual director fees at the time they are elected. Newly elected directors will have 10 years to attain this ownership threshold. Our Chief Executive Officer is required to hold our Common Stock in an amount which exceeds the lesser of $100,000 or his annual base salary while serving in such capacity. A newly appointed Chief Executive Officer will have six years to attain this ownership threshold. The Compensation Committee has determined that as of December 31, 2012, all of our directors and our Chief Executive Officer met our stock ownership requirements or are on track to meet the ownership expectations within the stated time period.

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS

Some of our directors and officers, and other persons and entities with which they are affiliated, are customers of, and have, in the ordinary course of business and banking, transacted with, 1st United Bank. These transactions include business services provided to 1st United Bank, loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. All loans included in these transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons who were not affiliates of 1st United Bank and, in the opinion of management, did not involve more than the normal risk of collectability or presented other unfavorable features. Our Board of Directors approved all of these transactions. Additional transactions with these persons and businesses are anticipated in the future. As of December 31, 2012, the amount of credit extended to directors, executive officers and their affiliates in the aggregate was approximately $13.0 million.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our and our shareholders’ best interests. Therefore, as a general matter, it is our preference to avoid these types of transactions. Nevertheless, we recognize that there are situations where these types of transactions may be in, or may not be inconsistent with, our best interests. Therefore, we have adopted formal written procedures that require the Audit Committee of our Board of Directors to review and, if appropriate, to approve or ratify each of these transactions. Pursuant to the procedures, the Audit Committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, our and our shareholders’ best interests, as the Committee determines in good faith.

For the year ended December 31, 2012, we paid approximately $413,000 to The Plastridge Agency Inc., a company controlled by Thomas E. Lynch, one of our directors, for insurance services. The approximate dollar value of Mr. Lynch’s interest in the foregoing transaction, without regard to profits or losses, is $413,000. The commission income to The Plastridge Agency Inc., however, amounted to less than $50,000. The amounts paid to The Plastridge Agency Inc. include insurance premiums remitted to our insurance carriers. While Mr. Lynch is deemed to be independent under NASDAQ’s rules, our Board of Directors determined in late 2012 that it is in our and our shareholders’ best interests if we change insurance agencies. Therefore, as of January 1, 2013, we no longer purchase insurance services from The Plastridge Agency Inc. Additionally, for the year ended December 31, 2012, we made lease payments totaling $133,000 to South County Road, Inc., a company controlled by Carlos Morrison, one of our directors, for property used for one of 1st United Bank’s branches. The approximate dollar value of Mr. Morrison’s interest in the foregoing transaction, without regard to profits or losses, is $133,000.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 17

EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. If an executive officer is also a nominee for director, then his biography is presented in “Proposal 1 –Election of Directors – Information Concerning the Nominees and Directors” beginning on page 9. Executive officers are elected annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders to serve for one-year terms and until their successors are elected and qualified. There are no familial relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

Name	Age	Position
Wade E. Jacobson	44	Executive Vice President, Chief Lending Officer, 1st United Bank
John Marino	49	President
Warren S. Orlando	70	Chairman of the Board of Directors
Lawrence Ostermayer	60	Senior Vice President, Credit Administration, 1st United Bank
Rudy E. Schupp	62	Chief Executive Officer

Wade E. Jacobson, 44, has been the Executive Vice President, Chief Lending Officer for 1st United Bank since March 2007. Prior to that time, Mr. Jacobson served as Senior Vice President, Team Leader Business Banking for 1st United Bank from July 2003 (when he joined 1st United Bank) until his promotion in March 2007. Mr. Jacobson began his career with Barnett Bank in the Management Associate Training Program in 1990 and rose to the position of Vice President Relationship Manager within that organization. He held positions of increasing responsibility in lending production with SunTrust from 1998 until 2000, and Republic Security Bank and Wachovia from 2000 until 2003. Mr. Jacobson is a graduate of Clemson University and holds a Bachelor’s Degree in Finance.

Lawrence Ostermayer, 60, joined 1st United Bank in September of 2003 and currently holds the position of Senior Vice President, Credit Administration. Mr. Ostermayer was employed by RBC Centura Bank as Senior Credit Risk Manager – South Florida and Special Loan Group Manager Florida & Georgia from 2002 until joining 1st United. From 1998 until 2002 Mr. Ostermayer worked with Republic Security/Wachovia in Business Banking and Special Assets. Mr. Ostermayer was with Barnett Bank/Bank of America from 1986 until 1998 managing all aspects of the credit process in the Florida counties of Palm Beach, Martin, Okeechobee, and Highlands. Mr. Ostermayer is a graduate of Salem College and holds a Bachelor of Science in Business Administration.

18 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Compensation Discussion and Analysis

Executive Overview

1st United’s Performance Highlights for 2012

1st United had another outstanding year with respect to every metric we measure ourselves against. Specifically, 1st United:

Continued our prudent, but aggressive growth:

•	Grew total assets by 10.22% to $1.56 billion;

•	Continued our expansion from Southeast Florida’s major markets to Florida’s coveted Central Florida markets;

•	Acquired and integrated the Central Florida-based Anderen Bank ($207 million in assets);

•	Integrated the Old Harbor Bank FDIC loss share acquisition ($210 million);

•	Achieved an above average net interest margin in comparison to our public bank benchmark group;

•	Retained sufficient excess capital to acquire additional Florida banks in the future; and

Increased shareholder value:

•	Posted a 29% increase in net income;

•	Paid a special one-time dividend of $0.10 per share;

•	Announced the 2013 commencement of a quarterly dividend of $0.01 per share; and

Maintained prudent lending discipline:

•	Showed among the lowest ratios of non-performing assets to total assets in comparison to our public bank benchmark group; and

•	Reported a position of having fully 36% of our loan portfolio under FDIC loss share.

Pay for Performance

In 2012, we engaged many of our major institutional investors to review our executive compensation programs and related governance practices. As a result of these meetings, a review of proxy advisory reports and ensuing board dialogue, in early 2012, the Compensation Committee recommended to the Board of Directors changes to the executive compensation program and the Board of Directors approved such changes. In addition, the Compensation Committee and Corporate Governance Committee recommended to the Board of Directors additions and modifications to several governance practices and guidelines and the Board of Directors approved such changes.

We have a fundamental pay for performance orientation in our executive compensation programs, with major components revolving around the achievement of important financial and operational initiatives and influenced by the judgment of the Board and our Compensation Committee. We strive to have a significant portion of our executive officers’ total compensation “at risk” each year. We believe our executives should be rewarded when 1st United’s performance is exemplary. Similarly, we believe our executives’ compensation should contract when we fail to meet our expectations.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 19

(1)	Includes base annual cash compensation and all other compensation. We do not include the change in pension value amount that appears in the Summary Compensation Table because we believe it does not necessarily reflect the actual value received or to be received by the CEO, but rather it reflects an actuarial amount.

(2)	Includes cash incentive bonus, reported value of stock awards, and nonequity incentive plan compensation.

(1)	Excludes change in pension value amount that appears in the Summary Compensation Table because we believe it does not necessarily reflect the actual value received or to be received by the CEO, but rather it reflects an actuarial amount.

Significant Compensation Changes in 2012

To better align compensation with performance and to further reduce incentives for excessive risk taking, we modified the employment agreements with Messrs. Orlando, Schupp, and Marino. Specifically, effective December 31, 2011:

▪	We eliminated the future automatic grants of stock options equal to 3.33% of the issued and outstanding Common Stock of 1st United.

▪	We replaced the former stock option benefit with an annual restricted stock award opportunity based on specific annual financial and operational performance criteria (the details of which are described below under “Equity-Based Compensation”). This had the effect of altering the mix of compensation by substantially decreasing the amount of fixed compensation and increasing the amount of compensation “at risk.”

20 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

▪	We believe that the change from awarding stock options to awarding restricted stock will significantly reduce our equity burn rate.

▪	We placed a limit on the total bonus payable under the annual Cash Incentive Plan equal to the amount of the highest base salary paid to any named executive officer. We believe more of the total compensation should be based on the wider metrics used in calculating the restricted stock awards and paid in equity rather than cash to better align our executives’ compensation with shareholder interests.

▪	Instituted a holdback equal to 25% of the Cash Incentive Plan, which is subject to claw back if the aggregate award would have been less if determined annually than if determined quarterly.

▪	To better reflect the shift from guaranteed base salaries to long-term equity grants, we made several changes to the Supplemental Executive Retirement Plans (SERP). These changes are detailed under “INFORMATION ABOUT EXECUTIVE COMPENSATION – Pension Benefits.”

Best Practices for Executive Compensation

We believe that strong corporate governance practices are the foundation for strong operating results. That is why we have been proactive in adopting “best practices” with regard to executive compensation. For example, we:

Implement best practices with executive compensation programs:

•	Prohibit equity grant re-pricing without shareholder approval;

•	Maintain robust share ownership requirements on all directors and the Chief Executive Officer;

•	Prohibit the “reload” of equity grants;

•	Require 10-year vesting schedules for restricted stock awards under the new founding executive officer restricted stock plan;

•	Adopt a new 2013 Incentive Plan to replace the current 2008 Incentive Plan, which will include provisions for claw backs and no accelerated vesting for a potential change in control, unless an actual change in control occurs;

•	Award no guaranteed bonuses; and

•	Allocate a significant portion of directors’ fees in stock.

Maintain strong governance over executive compensation decisions:

•	Ask shareholders for an annual advisory say-on-pay vote;

•	Require approval by the Board of Directors for all equity grants;

•	Maintain a compensation committee that is 100% independent. Some shareholders and advisory services have voiced concern over Mr. Lynch’s relationship with 1st United because his insurance agency provided insurance services to 1st United even though Mr. Lynch met NASDAQ independence tests. As of December 31, 2012 Mr. Lynch’s company no longer provides insurance services to 1st United;

•	Elect a lead independent director; and

•	Implemented majority vote Bylaws with a director resignation policy.

Effect of 2012 Say-on-Pay Vote on Compensation Decisions

At our 2012 Annual Meeting, our shareholders approved, on a nonbinding advisory basis, our executive compensation (a “say-on-pay vote”). Out of the 26,220,444 votes cast (excluding abstentions and broker nonvotes), our shareholders cast 18,366,563 shares, or 70.0%, “For” approval of our executive compensation. The votes “For” our 2012 say-on-pay vote were less than the “For” votes at our 2011 annual meeting, where shareholders cast 98.8% of shares voted “For” approval of executive compensation. We were disappointed in the 2012 vote result.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 21

We pride ourselves on our responsiveness to shareholder concerns and our commitment to returning value to our shareholders. As a result of say-on-pay feedback received in 2012, we engaged many of our major institutional investors to review our executive compensation programs and related governance practices. As a result of these meetings, a review of proxy advisory reports and ensuing board dialogue, in early 2012, the Compensation Committee recommended to the Board of Directors changes to the executive compensation program and the Board of Directors approved such changes to better align executive compensation with performance. In addition, the Compensation Committee and Corporate Governance Committee recommended to the Board of Directors additions and modifications to several governance practices and guidelines and the Board of Directors approved such changes. We summarized some of these changes earlier in this report. Although our say-on-pay vote in 2012 was approved by a lower margin than we would want, because the vote reflects a judgment on our prior executive compensation program and not the current revised executive compensation program, we did not make further changes for 2013. We will continue to listen to the concerns of our shareholders.

Compensation Philosophy

The Compensation Committee of the Board of Directors formulates and administers the compensation program for our executive officers. Mr. Schupp recommends to the Compensation Committee the compensation for the other named executive officers. Our executive compensation program is designed to:

▪	support the creation of long-term shareholder value;

▪	attract, retain and motivate high-quality, high-performing executive leadership with the talent and expertise to foster strong business results and enhance shareholder value; and

▪	avoid imprudent risk-taking.

Our principal business requires a careful balance between the interests of strict regulators and the sometimes diverse interests of shareholders and customers. This complex balancing is made even more difficult because our subsidiary, 1st United Bank, is a high growth, commercial bank situated in growing banking markets where it must, among other things, compete with the operations of larger financial service providers while navigating through the challenges of a weaker regional and national economy. In addition, we have implemented a significant merger and acquisition strategy. Significant, often irreversible, decisions affecting the intermediate and long-term future of the business are a consistent part of executive officer decision-making. It is difficult in the short-term to measure precisely the impact that good and bad decisions in these areas will have on long-term prospects, particularly as so many impinging factors are external to us. As a result, it is extremely important for us to attract, develop and retain executive officers with strong business acumen and commercial banking skills, which may not have been necessary to run a “traditional, mature” bank in years past, but are imperative in light of our current strategy, economic environment and circumstances.

It is important to align the interests of our executive officers and shareholders, therefore it is vital that we provide our executive officers with total compensation that encourages them to make decisions that are designed to support long-term value creation, which will often require substantial outlays of capital, the avoidance of which would otherwise result in the attainment of higher short-term financial results while sacrificing the achievement of long-term shareholder value. Executive officers with proven successful track records, bank acquisition skills, and who know the demands of Florida community banking are extremely valuable and are a limited resource. These individuals are sought after by our competitors. The risks and costs to identify and recruit successor executive officers would be significant.

Compensation Policies

How We Determine What to Pay

We believe that it is most appropriate to focus primarily on each executive officer’s total compensation opportunity, ensuring that it is competitive with other similar opportunities, taking into consideration factors such as the character, size, scope, and performance of the Company and 1st United Bank, as well as the elements of compensation that are performance-based. In addition, although executive officers have somewhat different views about the value they attach to the various elements of compensation, in general we believe that our executive officers must place their highest value on future compensation to encourage long-term value creation.

22 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

When allocating total compensation among individual compensation components, it is our practice to make a significant portion of each executive officer’s total compensation opportunity performance-based, reflecting both upside potential and downside risk. In addition, as a means of aligning the interests of our executive officers with the interests of our shareholders and long-term value, we believe that executive officers should have a significant and continuing equity interest in the Company. The Compensation Committee reviews each compensation component offered to the executive officers to ensure that it is competitive relative to other opportunities and that it meets the Company’s view of fairness, consistency, retention, and motivation.

How the Founding Executives Officers are Compensated

We view compensation decisions affecting our founding executive officers (Messrs. Orlando, Schupp, and Marino) separate from our other executive officers. An integral element of our market strategy is to capitalize and leverage the prior experience of our founding executive officers, including their extensive experience with bank mergers and acquisitions, particularly buying, turning-around, and growing troubled banks. In mid-2003, Messrs. Orlando, Schupp, and Marino caused the change of control of a $45 million asset troubled bank with a history of losses, recapitalized it, changed the management, the Board of Directors and the overall business plan of the troubled bank, and renamed the previously troubled bank as “1st United Bank.” We believe these founding executive officers were and are central to our ability to create value, and the Compensation Committee believes it is in our shareholders’ interests that their compensation be structured in a manner which most appropriately encourages desired behaviors to reach desired results.

Pay Must Be Based On Performance, Not Formulas

The decisions regarding any one of base pay, cash incentive compensation, retirement savings, or equity–based compensation influence decisions regarding the others only to the extent that total compensation opportunity must be competitive with similar opportunities, given our character and growth strategy, and individual performance. Decisions regarding personal benefits and perquisites do not influence decisions regarding other compensation elements. We believe that the perquisites and other personal benefits available to our executive officers are customary offerings for persons in key executive positions in the publicly-traded community banking industry and, as such, are necessary to remain competitive with other opportunities. Further, we believe that perquisites such as club memberships and automobile privileges are also necessary to promote client development and client retention efforts.

We further believe that there needs to be clarity in the underlying measures that give rise to total compensation for executive officers while striking a balance between strictly formula-driven measures and subjective measures, as a strict focus on the quantitative measures can lead to unintended consequences. The Compensation Committee therefore uses its judgment in recommending executive officer compensation to the Board of Directors.

Compensation Programs Design

Goals

Our executive compensation program is designed to:

▪	attract, retain and motivate senior executives and other key employees who are vulnerable to overtures from key competitors and out-of-area banks;

▪	motivate skilled executive officers through compensation plans that promote decisions which are aligned with the long-term interests of shareholders and non-shareholder constituencies;

▪	ensure that executive officers’ efforts (i) represent an appropriate balance between short and long-term goals, as well as between operational and financial measurements, and (ii) focus on meeting the needs of important non-shareholder parties, such as customers, bank regulators and employees, in ways that build long-term value; and

▪	encourage executive officers to act in ways that are consistent with our strategies, risk appetite, interests and core values.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 23

Impact of Performance on Compensation

Our executive officers have extensive experience in buying, integrating, turning-around and growing troubled and healthy banks. Since 2003, we have succeeded with four whole bank transactions, one transaction involving select branches, deposit liabilities, and loans, and three failed banks purchased from the FDIC. Our management team also has extensive public company experience, primarily with publicly-held banks. In 2009, the named executive officers accomplished an initial public offering, raised more than $80 million of additional capital, and listed the company’s stock on the NASDAQ Global Market under the symbol “FUBC”. In March 2011, this team raised $34 million in equity capital in an additional public offering. As of December 31, 2012, 1st United had more than $1.5 billion in consolidated assets. We believe the named executive officers were and are central to our ability to create value, and the Compensation Committee believes it is in shareholders’ interests that their compensation be structured in a manner which most appropriately encourages desired behaviors in order to reach desired results.

We believe that future increases in executive compensation should be tied to our success through a combination of base salary, cash incentive compensation, retirement plans, and the potential value of the Common Stock underlying the named executive officers’ equity-based compensation.

For details of each named executive officer’s employment agreement with 1st United, see the section of this Proxy Statement entitled “INFORMATION ABOUT EXECUTIVE COMPENSATION.”

Elements of Compensation

Total Compensation

Our total compensation for our named executive officers consists of four components:

▪	Base salary;

▪	Annual cash incentive compensation;

▪	Equity-based compensation; and

▪	Retirement plans, other benefits and perquisites.

Base Pay

We provide our named executive officers with base pay because we recognize that cash is an important component of compensation and is highly-valued by executive officers. Based upon factors such as market comparison data, regional competition and business judgment, we believe that we provide our executive officers with base pay that is competitive with their base pay opportunity at healthy comparable companies.

Upon their hire in mid-2003, Messrs. Orlando, Schupp, and Marino received an annual base salary of $62,500, $125,000 and $125,000, respectively. This base pay remained unchanged until April 1, 2005 when 1st United first achieved $150 million in assets and profitability. Upon reaching these benchmarks, the annual base pay for Messrs. Orlando, Schupp, and Marino was increased to $125,000, $250,000 and $250,000, respectively, in accordance with the terms of their respective employment agreements. Those base salaries were then subject to annual adjustments. On December 20, 2011, we entered into amended employment agreements with Messrs. Orlando, Schupp, and Marino which increased their annual base salaries, effective January 1, 2012, to $175,000, $350,000, and $315,000, respectively. The increase in 2012 was designed to reward the executives’ successes in growing 1st United and to reflect a competitive salary based on the increased complexity, asset size and profitability of 1st United.

Mr. Schupp recommends the base pay for each of Messrs. Jacobson and Ostermayer, which is approved by the Compensation Committee. In 2012, Messrs. Jacobson and Ostermayer received a base salary at the annual rate of $200,000 and $160,000, respectively. These base salary amounts are periodically reviewed based on the factors discussed above.

Cash Incentive Compensation

We provide our executive officers with a cash incentive opportunity as one element of total compensation opportunity intended to be both “at risk” and performance-based. The Compensation Committee believes that cash incentives for our named executive officers should be tied directly to our earnings performance. The Compensation Committee considered factors such as the appropriate balance of cash compensation within the context of total compensation opportunity, the level of incentive needed to motivate executive officers to achieve planned corporate earnings levels, and other factors that the Compensation Committee deemed relevant, including historical cash incentive payments, and determined that the annualized earning opportunity through a cash incentive should range between 75% to 100% of base compensation.

24 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Quarterly Cash Incentive Plan. Pursuant to their employment agreements, Messrs. Orlando, Schupp, and Marino have each been eligible for a cash incentive earning opportunity equal to one percent, two percent and two percent, respectively, of our consolidated pre-tax earnings, paid quarterly, excluding certain extraordinary items and excluding restructuring charges and other charges relating to mergers, acquisitions or transactions of similar effect, for financial reporting purposes.

Beginning in 2012, we reduced the total cash incentive payable to Messrs. Orlando, Schupp, and Marino under the Quarterly Cash Incentive Plan by limiting the payouts to the highest base salary paid to any of our named executive officers in the case of Messrs. Schupp and Marino, and 50% of the highest base salary paid to any of our named executive officers in the case of Mr. Orlando. This limitation reduces the maximum cash incentive target from 125% of base compensation. In addition, each quarter, only 75% of the quarterly cash bonus earned is paid to the executives. The remaining 25% of the quarterly cash bonus earned is withheld by the Company and is subject to a claw back as follows: each year, after we have filed our Annual Report on Form 10-K with the Securities and Exchange Commission, we will calculate what Messrs. Orlando, Schupp, and Marino would have earned under the Quarterly Cash Incentive Plan if the aggregate cash incentive was based on an annual calculation rather than a quarterly calculation. If we calculate a lower cash incentive payment under the annualized method, then we will reduce the 25% held back under the Quarterly Cash Incentive Plan accordingly.

With respect to fiscal 2012, Messrs. Orlando, Schupp, and Marino received $92,091, $184,180, and $184,180, respectively, of total cash incentive compensation pursuant to the Quarterly Cash Incentive Plan.

Management Incentive Compensation Program. Mr. Schupp recommends to the Compensation Committee any cash incentive plan or opportunity for Mr. Jacobson under the Management Incentive Compensation Program. Under the program, he is eligible each quarter for cash incentive compensation based on measures of achievement of performance targets: the budgeted growth in loan portfolios (26.25%), growth in new lending (26.25%), associated new deposit growth (11.25%), achievement of consolidated corporate earnings (10%), fee income (11.25%) and the execution of management responsibilities (15%). Evaluation of the degree to which Mr. Jacobson executed his management responsibilities and achieved that goal is a subjective determination. Mr. Jacobson’s incentive compensation is capped at 50% of his base salary. In 2012, Mr. Jacobson’s goals compared to actual results were as follows:

Dollars in millions	Goal ($)	Actual ($)	Actual Payout (%)
Budgeted growth of loan portfolios (26.25%)	1,031.9	910.3	0.0
Growth in new lending (26.25%)	41.7	45.3	6.9
Associated deposit growth (11.25%)	4.9	10.8	52.1
Achievement of consolidated corporate earnings (10.00%)	3.8	2.9	97.3
Fee income (11.25%)	0.2	0.3	7.4
Execution of management responsibilities (15.00%)	N/A	N/A	100.0

For 2012, Mr. Jacobson’s maximum payout was $100,000 of which he earned $34,387 or approximately 34% of the maximum payout. The specific payout percentages for each goal are stated above.

Discretionary Bonus. No discretionary bonuses are typically awarded; however, on occasion limited discretionary bonuses are awarded. In addition, Mr. Ostermayer in his senior capacity in the areas of credit and risk management is not eligible for cash incentives under a structured cash incentive program, but is on occasion eligible to receive a cash incentive payment for support services on major projects and initiatives undertaken by us. Mr. Ostermayer’s bonus was discretionary and in consideration of his 2012 performance. Mr. Jacobson received a $10,000 bonus for his assistance with our completion of an acquisition of a bank holding company in 2012.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 25

The amounts set forth above include the cash incentive compensation that the executive officers earned with respect to 2012, which incentive awards are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table except for the discretionary bonuses paid to Messrs. Jacobson and Ostermayer, which are set forth in the “Bonus” column.

Equity-Based Compensation

Restricted Stock Awards. The portion of the executive officers’ total compensation comprised of equity-based compensation is intended to reward longer-term performance, retain the executive officers, allow visibility to the longer-term outcomes of current period decisions, and more closely align the interests of our executive officers with the interests of our shareholders, all of which are intended to support the creation of long-term shareholder value.

Each year, Messrs. Orlando, Schupp, and Marino have the opportunity to earn an award with a value equal to 50% of the highest base salary paid to any of our named executive officers, with the number of shares to be granted being based on the fair market value of our Common Stock as of the last business day in February after the year in which the award is earned. The award will vest in ten (10) equal annual installments, except that the award will immediately vest if the executive’s employment is terminated not for “cause” (as that term is defined in their employment agreement), there is a “Change of Control” (as that term is defined in their employment agreement), the executive dies or becomes subject to a “Disability” (as that term is defined in their employment agreement). The awards are determined based on the following metrics:

Financial Performance (75%)

▪	Adjusted pre-tax net income budget achievement (50% weight of the 75%)

▪	Non-performing asset/asset ratio to benchmark group mean (uncovered assets) (20% weight of the 75%)

▪	Net interest margin compared to benchmark group mean (20% weight of the 75%)

▪	Efficiency ratio to benchmark group mean (10% weight of the 75%)

Operational Performance (25%)

▪	Annual bank safety and soundness examination rating for calendar year (75% weight of the 25%)

▪	Specialty area examination results FDIC loss share, BSA, CRA, IT (25% weight of the 25%)

Any restricted stock award is accompanied by a supplemental cash award in the amount of the federal income tax liability of the executive resulting from the restricted stock award. Because the tax liability arises as the shares vest, the supplemental cash award is paid over a ten-year period. The supplemental cash award allows the executive to retain all of the shares he receives, rather than having to sell a portion of the shares to satisfy any tax obligation. This supports our philosophy of ownership expectations and aligns the interests of our executives with those of the shareholders.

For the fiscal year ended December 31, 2012, the maximum award value was set at $175,000 (50% of the current highest base salary of a named executive officer on date of grant). The actual payout value of the award was $164,876, which represented 94% of the maximum award. Based on the closing price of our common stock of $5.90 on February 29, 2012, to pay the award we granted 27,945 shares of restricted stock to each of Messrs. Orlando, Schupp, and Marino. In 2012, the objective goals compared to actual results for Messrs. Orlando, Schupp, and Marino were as follows:

26 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

	Goal	Actual	Actual Payout (%)
Financial Performance (75%)
Adjusted pre-tax net income (37.5%)	$7.40	$6.30	85.0
Adjusted non-performing asset/asset ratio to benchmark (15%)	5.94%	4.01%	100.0
Adjusted net interest margin compared to benchmark (15%)	3.82%	4.76%	100.0
Efficiency ratio compared to benchmark (7.5%)	75.10%	76.80%	98.0
Operational Performance (25%) – (Not disclosed)(1)	N/A	N/A	100.0

(1)	Under federal law, we are prohibited from disclosing examination results to the public. Therefore, our operational performance goals, which include confidential examination results, cannot be disclosed. In 2012, Messrs. Orlando, Schupp, and Marino achieved a total payout of the full 25% available for operational performance. The operational performance goals are designed to balance risk taking with safety and soundness. There is a risk that payments will not be made at all and a substantial risk that the payments will be made at less than 100% of the target amount. The achievement of the goals may be affected by several factors not entirely controlled by the named executive officers.

Stock Option Awards. Messrs. Jacobson and Ostermayer each are eligible to receive periodic equity awards in the form of incentive stock options, as recommended by Mr. Schupp and approved by the Compensation Committee and the Board of Directors. Options granted to date to Messrs. Jacobson and Ostermayer were granted pursuant to the 1st United Bancorp, Inc. 2008 Incentive Plan and vest ratably over seven years on anniversaries of the date of grant. If Messrs. Jacobson’s and Ostermayer’s employment is terminated due to death, disability, or normal or early retirement after age 65, then the executive officer will have 180 days to exercise the options that were exercisable at the date of termination. Upon a change of control, all unvested options immediately vest. If Messrs. Jacobson and Ostermayer are terminated for any other reason, including for “cause,” no unexercised options may be exercised on or after the effective date of termination or, if for cause, once we deliver the termination notice.

For details of the option grants, see the footnotes to the Summary Compensation Table in the section of this Proxy Statement entitled “INFORMATION ABOUT EXECUTIVE COMPENSATION.”

Retirement Plans, Other Benefits and Perquisites

General. We provide our executive officers with a comprehensive benefits program, which includes health, major medical, life insurance, post-employment compensation, and other personal benefits (perquisites) provided in the employment agreements for Messrs. Orlando, Schupp, and Marino, or as recommended by Mr. Schupp in the case of Messrs. Jacobson and Ostermayer. These benefits are an integral part of the total compensation package for the executive officers, and the aggregate value is included in the information reviewed by the Compensation Committee. In addition, we believe that the intrinsic value placed on personal benefits by the executives is generally greater than the incremental cost of these benefits.

Benefits Generally Available to Active Employees. Executives are eligible for all health and major medical programs offered to exempt employees, including medical, dental and vision coverage, use of our employee assistance program, short- and long-term disability, and paid time off.

We maintain one retirement plan, which qualifies for favorable tax treatment under the Internal Revenue Code: a defined contribution 401(k) plan. This plan is available to all 1st United and 1st United Bank employees. Each of the named executive officers participates in the 401(k) plan. We match 33% of the first 6% of eligible wages contributed by employees.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 27

Additional Personal Benefits. 1st United provides our named executive officers with certain perquisites not generally available to other employees, including:

▪	Supplemental Executive Retirement Plan (See “INFORMATION ABOUT EXECUTIVE COMPENSATION — Pension Benefits” for additional information on this plan) (provided to Messrs. Orlando, Schupp, and Marino only);

▪	club memberships (provided to Messrs. Orlando, Schupp, and Marino only);

▪	automobile privileges; and

▪	family health and dental benefits (provided to Messrs. Orlando, Schupp and Marino only).

The personal benefits are considered part of the overall executive compensation program and are presented in this light: (i) as part of the total compensation package recommended by the Compensation Committee and approved by the Board of Directors, (ii) as part of the Compensation Committee’s review of each executive officer’s annual total compensation, and (iii) in compensation discussions with executive officers. The Compensation Committee believes the benefits 1st United and the individual derive from these perquisites more than offset their costs.

Elements of Post-Employment Compensation. We have entered into employment agreements and maintain supplemental executive retirement plans, or “SERPs,” that will require 1st United and 1st United Bank to provide compensation to our founding executive officers, Messrs. Orlando, Schupp, and Marino, in the event of a termination of employment or a change in control of 1st United or 1st United Bank. We have entered into an employment agreement with Mr. Jacobson, but not Mr. Ostermayer.

We believe that in a change in control situation, it is extremely important to secure the dedicated attention of our executive officers whose personal positions are at stake and to whom other opportunities are readily available. We further believe that change in control arrangements defining specific compensation and benefits payable under such circumstances enable executive officers to put aside personal financial and career objectives and focus on maximizing shareholder value. We also believe that our change in control arrangements improve the likelihood that we will retain Messrs. Orlando, Schupp, Marino, and Jacobson in times of uncertainty.

We also provide Messrs. Orlando, Schupp, Marino, and Jacobson with termination payments and other benefits upon separation, death or disability. We believe these payments and benefits are fundamental to attracting and retaining qualified executive officers because they enable them to focus on achieving our performance goals without being distracted by career objectives and personal financial goals. For a discussion of these benefits upon termination of employment, see “INFORMATION ABOUT EXECUTIVE COMPENSATION – Payments Upon Termination of Employment.”

The Compensation Committee regards the change in control and termination payments and benefits payable under the employment agreements and the SERPs as part of the total compensation opportunity available to our executive officers, and these payments and benefits impact decisions made recognizing the retirement benefits available to the executive officers’ other market opportunities.

The Compensation Committee used its business judgment when considering the appropriateness of the change in control and termination payments available under the employment agreements, taking into account factors such as the opportunities available in the marketplace for executive officers with proven track records, the risks and costs associated with losing key executives in times of uncertainty, the intrinsic value of these payments and benefits to the key executives relative to the expertise and industry experience those executives bring to us, and what the Compensation Committee believes to be the standard practice for banking executives.

When considering the appropriateness of the payments and benefits available to Messrs. Orlando, Schupp, and Marino under the SERPs, the Compensation Committee used its business judgment to define what it views as a fair benefit ratio for a retirement surrogate plan, based on disability policies, defined contribution retirement plans, and other programs it deemed appropriate. The Compensation Committee also consulted with Equias Alliance, LLC, which gave comfort that the benefit ratio under the SERPs in a change in control scenario is competitive. For a discussion of the benefits payable under the SERPs, see “INFORMATION ABOUT EXECUTIVE COMPENSATION – Pension Benefits.”

The Compensation Committee has reviewed the achievements of the executive team since 2003 and has assessed 1st United’s success in navigating through, what is believed to be, a severe economic recession, in one of the hardest hit states for banking. In doing so, it believes that the Board of Directors has had the opportunity to assess the actual outcomes of the balance of risk and reward that its compensation philosophy, processes and practices, as expressed through the executive officer compensation program established in 2003, have produced. The Compensation Committee is satisfied that the executive officer compensation program reflects a mix of compensation elements that have produced an appropriate balance of risk and reward for 1st United and its named executive officers.

28 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Impact of Regulatory Requirements

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to an executive officer who is employed on the last day of the fiscal year. “Performance-based compensation” is excluded from this $1.0 million limitation. A compensation arrangement will not qualify as “performance-based compensation” if the payment to the executive is triggered by termination, whether that be by the company without cause or by the executive due to good reason or retirement. In general, our policy is to provide compensation that we may fully deduct for income tax purposes. However, in order to maintain ongoing flexibility of our compensation programs, our Compensation Committee may from time to time approve annual compensation that exceeds the $1.0 million limitation. We recognize that the loss of the tax deduction may be unavoidable under these circumstances.

Tax and Accounting Considerations

The Compensation Committee carefully considers the tax impact of our compensation programs on us as well as on our executive officers. The Compensation Committee believes that decisions regarding executive compensation should be primarily based on whether they result in positive long-term value for our shareholders, customers, employees and other important stakeholders. However, in light of the competitive nature of the market for executive talent, the Compensation Committee believes that it is more important to ensure that our executive officers remain focused on building shareholder value than to use a particular compensation practice or structure solely to ensure tax deductibility.

Federal Reserve and FDIC Guidance

In 2010, the Federal Reserve issued final comprehensive guidance regarding the manner in which banks and bank holding companies pay incentive compensation. In accordance with the final guidance, all banking organizations supervised by the Federal Reserve are required to review the incentive compensation arrangements of: senior executive officers and others responsible for oversight of company-wide activities or material business lines; individual employees, including nonexecutive employees, whose activities may expose the bank to material amounts of risk; and groups of employees who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose the bank to material amounts of risk. Our Compensation Committee has conducted a review to ensure that compensation is structured in a manner so as not to encourage excessive risk-taking.

Benchmarking

In making compensation decisions with respect to each executive officer’s total compensation opportunity, the Compensation Committee considers the competitive market for executives and compensation opportunities provided by comparable “benchmark” companies. The Compensation Committee does not target specific levels relative to industry norms (the so-called “percentile” approach), but instead uses its business judgment in assessing and using the information.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 29

We obtain market comparison information from publicly available information for peer and non-peer banking institutions comprised of a set of publicly-held bank holding companies and banks headquartered in Florida and Georgia as one source of information for consideration in setting some elements of compensation. In addition to benchmarking, we review certain databases and market studies, such as from SNL Financial, to gauge trends in compensation and relative allocations among the elements of compensation. The benchmarking group includes:

Financial Institution	Total Assets($ billions)(1)
Ameris Bancorp	2.972
Capital City Bank Group, Inc.	2.622
CenterState Banks, Inc.	2.063
Charter Financial Corporation	1.186
Colony Bankcorp, Inc.	1.276
Fidelity Southern Corporation	1.945
Great Florida Bank	1.556
Savannah Bancorp	1.067
Seacoast Banking Corporation of Florida	2.016
Southeastern Bank Financial Corporation	1.607
State Bank Financial Corporation	2.829

(1)	Dollars in billions. All data was obtained from the respective company’s 2010 Annual Report, the latest data available to us in 2011 when selecting a benchmark group for considering executive compensation for 2012.

We consider these financial institutions to share some or all of the following characteristics with us: geographic markets, asset size, corporate cultures, requisite skill bases, competitive intensity, degree of regulation, operating requirements and capital intensity. We believe that we compete with these institutions for executive talent. This benchmarking group was changed for 2012 compared to 2011 because of industry consolidation, unacceptable financial weakness of a benchmark bank under consideration, and the need to reflect a peer group that is in a range similar in size to 1st United.

Role of Executive Officers in Setting Compensation

The Compensation Committee reviews and recommends to our Board of Directors for determination the compensation of our founding executive officers, Messrs. Orlando, Schupp, and Marino. Each executive officer annually participates in a performance evaluation. This evaluation is used in determining the overall compensation level of the executive officers. In addition, Mr. Schupp separately submits recommendations to the Compensation Committee regarding Messrs. Jacobson and Ostermayer for use by the Compensation Committee in making recommendations to the Board of Directors concerning their base salary, short-term incentive compensation and long-term incentive and retirement compensation. Mr. Schupp bases his recommendations on the detailed performance of the executives and the data he compiles from the proxy statements of the benchmark peer group and available survey data. An executive officer may not be present at a meeting of the Compensation Committee where that executive officer’s compensation is being discussed.

Role of Compensation Consultants in Setting Compensation

We did not engage a compensation consultant in 2012.

Compensation Decisions for 2013

In December 2012, the Compensation Committee decided to increase the base salaries of each of the executive officers based on their performance in 2012. Messrs. Orlando, Schupp, Marino, Jacobson, and Ostermayer will earn $182,000, $364,000, $327,600, $208,000, and $166,400, respectively, in base salary in 2013. The increase was effective on January 1, 2013.

30 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Report of the Compensation Committee

We, as a Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on that review and discussion, we have recommended to the Board of Directors of 1st United that the Compensation Discussion and Analysis be included in this Proxy Statement.

2012 Compensation Committee

Paula Berliner, Chairman

Jeffery L. Carrier

Arthur S. Loring

Thomas E. Lynch

Joseph W. Veccia, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of our Board of Directors during 2012: Paula Berliner, Jeffery L. Carrier, Arthur S. Loring, Thomas E. Lynch, and Joseph W. Veccia, Jr. None of the members of the Compensation Committee is a current or former officer or employee of 1st United or any of its subsidiaries. In addition, there were no “compensation committee interlocks” during 2012. For the year ended December 31, 2012, we paid approximately $413,000 to The Plastridge Agency Inc., a company controlled by Mr. Lynch for insurance services. The commission income to The Plastridge Agency Inc., however, amounted to less than $50,000. The amounts paid to The Plastridge Agency Inc. include insurance premiums remitted to our insurance carriers. While Mr. Lynch is deemed to be independent under NASDAQ’s rules, our Board of Directors determined in late 2012 that it is in our and our shareholders’ best interests if we change insurance agencies. Therefore, as of January 1, 2013, we no longer purchase insurance services from The Plastridge Agency Inc.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 31

Information About Executive Compensation

The following summary compensation table shows compensation information for our principal executive officer, principal financial officer, and our three most highly compensated executive officers as of December 31, 2012, 2011 and 2010.

Summary Compensation Table for 2012, 2011, and 2010

The following summary compensation table shows compensation information for our principal executive officer, principal financial officer, and our three most highly compensated executive officers as of December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Nonequity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Warren S. Orlando Chairman of the Board	2012	175,000	―	164,876	―	92,091	396,199	59,962	888,128
	2011	134,000	―	―	373,832	62,800	88,609	57,803	717,044
	2010	134,000	15,000	―	―	38,760	65,000	49,331	302,091

Rudy E. Schupp Chief Executive Officer	2012	350,000	―	164,876	―	184,180	326,284	42,818	1,068,158
	2011	278,000	―	―	373,832	125,600	109,610	44,440	931,482
	2010	278,000	30,000	―	―	77,520	78,633	44,336	508,489

John Marino President	2012	315,000	―	164,876	―	184,180	382,475	28,217	1,074,748
	2011	268,000	―	―	373,832	125,600	96,614	27,763	891,809
	2010	268,000	30,000	―	―	77,520	62,148	28,141	465,809

Wade A. Jacobson Executive Vice President	2012	200,000	10,000	―	52,917	34,387	―	3,960	301,264
	2011	190,000	15,000	―	52,000	32,506	―	4,288	293,794
	2010	178,500	―	―	46,575	55,080	―	10,909	291,064

Lawrence Ostermayer Senior Vice President	2012	160,000	10,000	―	35,719	―	―	3,358	209,077
	2011	147,000	10,000	―	23,400	―	―	11,702	193,102
	2010	140,000	10,000	―	21,320	―	―	15,920	187,240

(1)	The values for stock option and stock awards in this column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the award may be found in Note 12 and Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts do not necessarily reflect the actual value received or to be received by the named executive officers.

(2)	The actual number of stock awards granted on February 28, 2012 based on 2011 results was 27,945 restricted shares to each of Messrs. Orlando, Schupp and Marino which vest ratably after 10 years beginning with the first anniversary after their grant.

(3)	The actual number of stock option equity awards granted in 2012 is shown in the “Grants of Plan-Based Awards” table. Pursuant to applicable Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	The amounts in this column represent quarterly cash bonuses paid to our named executive officers equal to two percent (for Messrs. Schupp and Marino) and one percent (for Mr. Orlando) of our consolidated pre-tax net income as required by their respective employment agreements, net of any performance claw backs and caps. We discuss these agreements in further detail below. For Mr. Jacobson, the amounts in the column relate to the Management Incentive Compensation Program.

32 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

(5)	The amounts reported in 2012 reflect, for each named executive officer, the sum of (i) the incremental cost to us of all perquisites and other personal benefits; and (ii) amounts contributed by us to the 401(k) plan. The following table outlines (i) those perquisites and other personal benefits and (ii) all other compensation required by the Securities and Exchange Commission rules to be separately quantified:

Name	401(k) Match	Club Dues	Automobile(1)	Healthcare Premiums
Warren S. Orlando	$3,584	$29,626	$7,112	$19,640
Rudy E. Schupp	4,950	21,178	2,884	13,806
John Marino	4,950	925	2,758	19,584
Wade A. Jacobson	3,960	―	―	―
Lawrence Ostermayer	3,358	―	―	―

(1)	Personal use of automobile taxable benefit for Messrs. Schupp and Marino. For Mr. Orlando, the figure includes a $6,000 automobile allowance in addition to $1,112 personal use of automobile.

Grants of Plan-Based Awards in 2012

The following table provides information concerning grants of awards made to our named executive officers for the year ended December 31, 2012:

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Stock or Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Warren S. Orlando	RS(1)	2/28/12	―	―	―	―	$175,000	$175,000	―	―	164,876
	QCIP(2)	N/A	―	92,091	175,000	―	―	―	―	―	―
Rudy E. Schupp	RS(1)	2/28/12	―	―	―	―	$175,000	$175,000	―	―	164,876
	QCIP(2)	N/A	―	184,180	350,000	―	―	―	―	―	―
John Marino	RS(1)	2/28/12	―	―	―	―	$175,000	$175,000	―	―	164,876
	QCIP(2)	N/A	―	184,180	350,000	―	―	―	―	―	―
Wade A. Jacobson	MICP(3)	N/A	27,500	34,387	100,000	―	―	―	―	―	―
	Option	3/1/12	―	―	―	―	―	―	20,000	5.90	51,026
Lawrence Ostermayer	Option	3/1/12	―	―	―	―	―	―	10,000	5.90	25,513

(1)	Represents the annual restricted stock award. Each February, an award of restricted stock is granted to the participant based on the prior year’s performance, as discussed above. The maximum value of the restricted stock award is 50% of the highest base salary of a named executive officer. Thus, in 2012, the maximum award was $175,000. The actual number of shares of restricted stock granted is calculated on the grant date by dividing the dollar amount of the award earned by the closing price of our Common Stock on the grant date. In 2012, 27,945 shares of restricted stock were awarded. The restricted stock award program does not have a threshold amount. Achieving 100% of the goals will result in payment of the target amount, which also is the maximum amount. Awards are paid on a pro rata basis for meeting less than 100% of the goals.

(2)	Represents the cash incentive from the Quarterly Cash Incentive Program. As discussed above, each participant receives a set percentage (2% for Messrs. Schupp and Marino and 1% for Mr. Orlando) of consolidated pre-tax earnings, excluding certain items, with a maximum earnings under the award equal to the highest base salary of a named executive officer (50% of the highest base salary of a named executive officer in the case of Mr. Orlando). The target amount represents the actual award earned in 2012.

(3)	Represents the cash incentive from the Management Incentive Compensation Program. The threshold represents the dollar value that would be received if all budgeted amounts were met. The target amount represents the actual award earned in 2012.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 33

Employment Agreements

We have entered into written employment agreements with each of our named executive officers except Mr. Ostermayer. Below is a description of the material terms of these employment agreements.

Warren S. Orlando

On March 4, 2004, we and 1st United Bank entered into an Employment Agreement with Mr. Orlando. That agreement was amended on November 16, 2007, December 18, 2008, December 20, 2011, and January 24, 2012. Mr. Orlando serves as our and 1st United Bank’s Chairman. His agreement is for a continuously renewing three-year period and, effective January 1, 2012, provides for a minimum annual base salary of $175,000, and his salary must always be equal to 50% of the highest annual rate paid to any named executive officer. In addition, Mr. Orlando is entitled to one percent of our consolidated pre-tax net income as discussed above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis-Elements of Compensation - Cash Incentive Compensation.”

Mr. Orlando is entitled to participate in all of the employee benefit programs and certain retirement perquisites generally available to our executive officers, including benefits under our SERP.

Prior to December 31, 2011, Mr. Orlando was entitled to grants of stock options in an amount equal to three and one-third percent (3.33%) of the shares of Common Stock issued by us from time to time, excluding any shares of Common Stock issued as a result of Mr. Orlando’s exercise of options. Any options granted to Mr. Orlando prior to January 1, 2007 pursuant to this provision of his employment vested immediately and are exercisable on the grant date. Any options granted on or after January 1, 2007 vest in equal installments over a 5-year period, or 20% each year, from the date of grant or over 10 years, or 10% each year from the date of grant. All unvested options become immediately vested and exercisable upon (i) Mr. Orlando’s termination not for cause, (ii) a change of control, or (iii) Mr. Orlando’s death or disability.

Beginning in 2011, Mr. Orlando is eligible to receive annual performance-based grants of restricted stock in a maximum amount equal to 50% of the highest base salary paid to any of our named executive officers. The total number of restricted shares granted will be based on the fair market value of our Common Stock as of the last business day in February after the year in which the award is earned. The restricted stock will vest in 10 equal annual installments, except that the award will immediately vest if Mr. Orlando’s employment is terminated “without cause”, in the event of a “change of control”, death, and Disability (as those terms are defined in his employment agreement). The award will be determined based on the certain metrics and weightings as discussed in more detail above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis-Elements of Compensation - Equity-Based Compensation.”

All decisions concerning Mr. Orlando’s employment and/or termination require the prior written consent of at least eighty percent of the entire Board of Directors (not including Mr. Orlando). Mr. Orlando is entitled to certain severance benefits if his employment is terminated upon a change of control or if he resigns within 90 days of any of the following (“without cause”): (a) failure of our or 1st United’s Board of Directors to re-elect him as Chairman; (b) failure to be re-elected to our or 1st United’s Board; (c) material failure (after proper notice and failure to cure) by us or 1st United Bank with respect to Mr. Orlando’s duties; (d) material breach by us or 1st United Bank of the terms of his employment agreement (including salary and benefits having a material adverse effect on Mr. Orlando’s compensation); (e) relocation of principal place of employment outside of Palm Beach County, Florida; (f) acceptance by the Board of Directors of Mr. Orlando’s resignation from the Board of Directors tendered pursuant to our Bylaws as a result of Mr. Orlando receiving more “withhold” votes than “for” votes in an uncontested election of directors; or (g) any other reason that is not a “for cause” termination.

Rudy E. Schupp

On March 4, 2004, we and 1st United Bank entered into an Employment Agreement with Mr. Schupp. That agreement was amended on November 16, 2007, December 18, 2008, and December 20, 2011. Mr. Schupp serves as our Chief Executive Officer and as Chief Executive Officer and President of 1st United Bank. His agreement is for a continuously renewing three-year period and, effective January 1, 2012, provides for a minimum annual base salary of $350,000. In addition, Mr. Schupp is entitled to two percent of our consolidated pre-tax net income as discussed above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Elements of Compensation - Cash Incentive Compensation.”

Mr. Schupp is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers, including benefits under our SERP.

34 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Prior to December 31, 2011, Mr. Schupp was entitled to grants of stock options in an amount equal to three and one-third percent (3.33%) of the issued and outstanding shares of our Common Stock from time to time, excluding any shares of Common Stock outstanding as a result of Mr. Schupp’s exercise of options. Any options granted to Mr. Schupp prior to January 1, 2007 pursuant to this provision of his employment vested immediately and are exercisable on the grant date. Any options granted on or after January 1, 2007 vest in equal installments over a 5-year period, or 20% each year, from the date of grant or over 10 years, or 10% each year from the date of grant. All unvested options become immediately vested and exercisable upon (i) Mr. Schupp’s termination not for cause, (ii) a change of control, or (iii) Mr. Schupp’s death or disability.

Beginning in 2011, Mr. Schupp is eligible to receive annual performance-based grants of restricted stock in an amount equal to a maximum 50% of the highest base salary paid to any of our named executive officers. The total number of restricted shares granted will be based on the fair market value of our Common Stock as of the last business day in February after the year in which the award is earned. The restricted stock will vest in 10 equal annual installments, except that the award will immediately vest if Mr. Schupp’s employment is terminated “without cause”, in the event of a “change of control”, death, and Disability (as those terms are defined in his employment agreement). The award will be determined based on the certain metrics and weightings as discussed in more detail above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Elements of Compensation - Equity-Based Compensation.”

All decisions concerning Mr. Schupp’s employment and/or termination require the prior written consent of at least eighty percent of the entire Board of Directors (not including Mr. Schupp). Mr. Schupp is entitled to certain severance benefits if his employment is terminated upon a change of control or if he resigns within 90 days of any of the following (“without cause”): (a) failure of either our Board of Directors to re-elect him as Chief Executive Officer or 1st United Bank’s Board to re-elect him as Chief Executive Officer and President; (b) failure to be re-elected to either our or 1st United Bank’s Board; (c) material failure (after proper notice and failure to cure) by us or 1st United Bank with respect to Mr. Schupp’s duties; (d) material breach by us or 1st United Bank of the terms of his employment agreement (including salary and benefits having a material adverse effect on Mr. Schupp’s compensation); (e) relocation of principal place of employment outside of Palm Beach County, Florida; (f) acceptance by the Board of Directors of Mr. Schupp’s resignation from the Board of Directors tendered pursuant to our Bylaws as a result of Mr. Schupp receiving more “withhold” votes than “for” votes in an uncontested election of directors; or (g) any other reason that is not a “for cause” termination.

John Marino

On March 4, 2004, we and 1st United Bank entered into an Employment Agreement with John Marino. That agreement was amended on November 16, 2007, December 18, 2008, and December 20, 2011. Mr. Marino serves as our President and Chief Operating Officer and as Chief Operating Officer and Chief Financial Officer of 1st United Bank. His agreement is for a continuously renewing three-year period and provides for a minimum annual base salary of $315,000, and his salary must always be equal to 90% of the highest annual rate paid to any named executive officer. In addition, Mr. Marino is entitled to two percent of our consolidated pre-tax net income as discussed above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Elements of Compensation - Cash Incentive Compensation.”

Mr. Marino is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers, including benefits under our SERP.

Prior to December 31, 2011, Mr. Marino was entitled to grants of stock options in an amount equal to three and one-third percent (3.33%) of the issued and outstanding shares of our Common Stock from time to time, excluding any shares of Common Stock outstanding as a result of Mr. Marino’s exercise of options. Any options granted to Mr. Marino prior to January 1, 2007 pursuant to this provision of his employment vested immediately and are exercisable on the grant date. Any options granted on or after January 1, 2007 vest in equal installments over a 5-year period, or 20% each year, from the date of grant or over 10 years, or 10% each year from the date of grant. All unvested options become immediately vested and exercisable upon (i) Mr. Marino’s termination not for cause, (ii) a change of control, or (iii) Mr. Marino’s death or disability.

Beginning in 2011, Mr. Marino is eligible to receive annual performance-based grants of restricted stock in an amount equal to a maximum 50% of the highest base salary paid to any of our named executive officers. The total number of restricted shares granted will be based on the fair market value of our Common Stock as of the last business day in February after the year in which the award is earned. The restricted stock will vest in 10 equal annual installments, except that the award will immediately vest if Mr. Marino’s employment is terminated “without cause”, in the event of a “change of control”, death, and Disability (as those terms are defined in his employment agreement). The award will be determined based on the certain metrics and weightings as discussed in more detail above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Elements of Compensation - Equity-Based Compensation.”

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 35

All decisions concerning Mr. Marino’s employment and/or termination require the prior written consent of at least eighty percent of the entire Board of Directors (not including Mr. Marino). Mr. Marino is entitled to certain severance benefits if his employment is terminated upon a change of control or if he resigns within 90 days of any of the following (“without cause”): (a) failure of either our Board of Directors to re-elect him as President or 1st United Bank’s Board to re-elect him as Chief Operating Officer and Chief Financial Officer; (b) failure to be re-elected to our or 1st United Bank’s Board; (c) material failure (after proper notice and failure to cure) by us or 1st United Bank with respect to Mr. Marino’s duties; (d) material breach by us or 1st United Bank of the terms of his employment agreement (including salary and benefits having a material adverse effect on Mr. Marino’s compensation); (e) relocation of principal place of employment outside of Palm Beach County, Florida; (f) acceptance by the Board of Directors of Mr. Marino’s resignation from the Board of Directors tendered pursuant to our Bylaws as a result of Mr. Marino receiving more “withhold” votes than “for” votes in an uncontested election of directors; or (g) any other reason that is not a “for cause” termination.

Wade A. Jacobson

On December 22, 2009, 1st United Bank entered into an employment agreement with Mr. Jacobson, which was amended on February 8, 2012. Mr. Jacobson’s employment agreement was effective as of January 1, 2010 and had an initial term of one year. Thereafter, the employment agreement automatically renews for successive one-year terms. Mr. Jacobson must receive a minimum annual base salary of $170,000. In addition, he is entitled to cash incentive compensation at the end of each calendar quarter of 1st United Bank, in an amount as determined pursuant to a Management Incentive Compensation Plan. Mr. Jacobson can earn a maximum of 50% of his base compensation as an annual bonus based on quarterly targets for new loan and deposit production, management responsibilities and overall bank earnings. Mr. Jacobson is entitled to the following severance benefits if his employment is terminated upon a change of control or for other than cause: (a) an amount equal to 12 months base salary; (b) an amount equal to the average annual cash incentive compensation with respect to the average for the two immediately preceding years; and (c) reimbursement of up to $1,000 per month for continuation of health coverage under COBRA for up to 12 months after the date of termination.

Lawrence Ostermayer

We have not entered into an employment agreement with Mr. Ostermayer.

36 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information, for our named executive officers, on stock option and restricted stock holdings at December 31, 2012.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested ($)
	Exercisable	Unexercisable
Warren S. Orlando	34,448	―	―	$10.60	7/1/13	―	―	―	―
	53,333	―	―	12.50	4/30/14	―	―	―	―
	69,335	―	―	13.50	12/19/15	―	―	―	―
	25,722	38,583(1)	―	14.50	3/1/18	―	―	―	―
	48,000	12,000(2)	―	7.00	9/30/18	―	―	―	―
	139,999	326,667(1)	―	5.40	9/17/19	―	―	―	―
	21,000	49,000(1)	―	5.40	10/6/19	―	―	―	―
	33,333	133,334(2)	―	6.50	3/22/21	―	―	―	―
	2,500	22,500(1)	―	6.50	4/12/21	―	―	―	―
	―	―	―	―	―	27,945	174,656(4)	―	―

Rudy E. Schupp	34,448	―	―	10.60	7/01/13	―	―	―	―
	53,333	―	―	12.50	4/30/14	―	―	―	―
	69,335	―	―	13.50	12/19/15	―	―	―	―
	25,722	38,583(1)	―	14.50	3/01/18	―	―	―	―
	48,000	12,000(2)	―	7.00	9/30/18	―	―	―	―
	139,999	326,667(1)	―	5.40	9/17/19	―	―	―	―
	21,000	49,000(1)	―	5.40	10/06/19	―	―	―	―
	33,333	133,334(2)	―	6.50	3/22/21	―	―	―	―
	2,500	22,500(1)	―	6.50	5/22/21	―	―	―	―
	―	―	―	―	―	27,945	174,656(4)	―	―

John Marino	34,448	―	―	10.60	7/01/13	―	―	―	―
	53,333	―	―	12.50	4/30/14	―	―	―	―
	69,335	―	―	13.50	12/19/15	―	―	―	―
	25,722	38,583(1)	―	14.50	3/01/18	―	―	―	―
	48,000	12,000(2)	―	7.00	9/30/18	―	―	―	―
	139,999	326,667(1)	―	5.40	9/17/19	―	―	―	―
	21,000	49,000(1)	―	5.40	10/6/19	―	―	―	―
	33,333	133,334(2)	―	6.50	3/22/21	―	―	―	―
	2,500	22,500(1)	―	6.50	3/22/21	―	―	―	―
	―	―	―	―	―	27,945	174,656(4)	―	―

Wade A. Jacobson	1,000	―	―	12.50	3/01/14	―	―	―	―
	1,000	―	―	10.60	7/23/14	―	―	―	―
	3,500	―	―	13.50	12/13/15	―	―	―	―
	1,499	2,001(3)	―	7.20	5/01/19	―	―	―	―
	4,285	5,715(3)	―	5.65	10/29/19	―	―	―	―
	5,714	14,286(3)	―	6.91	1/03/21	―	―	―	―
	―	20,000(3)	―	5.90	03/01/22	―	―	―	―

Lawrence Ostermayer	1,000	―	―	10.60	9/22/13	―	―	―	―
	1,000	―	―	12.50	7/01/14	―	―	―	―
	2,000	―	―	13.50	12/13/15	―	―	―	―
	857	1,143(3)	―	7.20	5/01/19	―	―	―	―
	2,999	4,001(3)	―	5.65	10/29/19	―	―	―	―
	2,571	6,429(3)	―	6.91	1/03/21	―	―	―	―
	―	10,000(3)	―	5.90	03/01/22	―	―	―	―

(1)	Vest ratably over 10 years

(2)	Vest ratably over 5 years

(3)	Vest ratably over 7 years

(4)	Market value based on $6.25 per share (the closing price of our Common Stock on December 31, 2012).

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 37

Option Exercises and Stock Vested in 2012

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Warren S. Orlando	―	―	―	―
Rudy E. Schupp	―	―	―	―
John Marino	―	―	―	―
Wade A. Jacobson	―	―	―	―
Lawrence Ostermayer	―	―	―	―

Pension Benefits

We provide to Messrs. Orlando, Schupp, and Marino retirement benefits under our SERPs, a non-qualified plan. The key provisions of the SERPs are summarized below.

Monthly Benefit

For Messrs. Orlando, Schupp and Marino, upon separation from service, for reasons other than death, constructive early termination, disability, change in control, or termination for cause, on or after their normal retirement age, which for Mr. Orlando means his 75th birthday, for Mr. Schupp means his 65th birthday and for Mr. Marino his 55th birthday, each will receive 30% of the average of the two (2) highest annual rates of base salary paid by us and/or 1st United Bank to any of our named executive officers during the five (5) calendar years preceding such separation from service. For purposes of the description of the SERP, these calculations will be referred to as the “Final Base Salary.” Additionally, beginning in 2013, the amount of the annual normal retirement benefit payable will increase from 30% of Final Base Salary to a maximum of 60% of Final Base Salary for separations occurring in 2018 or thereafter, in 5% annual increments.

Early Retirement Benefit

If the founding named executive officer elects to retire or is terminated prior to normal retirement age and change-in-control, for any reason other than death, constructive early termination, termination for cause, or disability, the executive officer shall receive 30% of Final Base Salary subject to the following vesting schedule:

Full Calendar Years Subsequent to the Vesting Commencement Date (July 1, 2006)	Vested Portion of Benefit
1	20.0%
2	40.0%
3	47.5%
4	55.0%
5	62.5%
6	70.0%
7	77.5%
8	85.0%
9	92.5%
10 or more	100.0%

Additionally, beginning in 2013, the amount of the annual normal retirement benefit payable will increase from 30% of Final Base Salary to a maximum of 60% of Final Base Salary for separations occurring in 2018 or thereafter, in 5% annual increments.

38 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Vesting

Vesting commenced on July 1, 2006, which was the first day of the calendar month following the calendar quarter in which we first had consolidated total assets of at least $250 million.

Change in Control Benefit

Upon a change in control, the founding named executive officers will receive 70% of the average of the two (2) highest annual amounts of Total Cash Compensation paid by us and/or 1st United Bank to any of our named executive officers during the five (5) full calendar years preceding the change in control (“Final Total Cash Compensation”), payable each year for a period of 20 years.

Death and Disability Benefit

If the founding named executive officer dies or incurs a Disability while in our or 1st United Bank’s active service, the executive officer or his estate will receive 70% of his Final Base Salary for a period of 20 years.

2012 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Warren S. Orlando	SERP	6	800,067	[]
Rudy E. Schupp	SERP	6	800,067	[]
John Marino	SERP	6	780,510	[]
Wade A. Jacobson	N/A	[]	[]	[]
Lawrence Ostermayer	N/A	[]	[]	[]

Payments Upon Termination of Employment

The compensation payable to each named executive officer in the event of a termination of employment or a change in control of the Company or 1st United Bank is listed in the tables below. In the table below, it is assumed that the applicable event occurred on December 31, 2012.

Warren Orlando

	Early Retirement Prior to Age 75/ Voluntary Resignation	Normal Retirement at Age 75 (2)	Without Cause or Good Reason Termination	Change of Control(6)	For Cause Termination	Death	Disability
Compensation
Cash Compensation	$ ―	$ ―	$ 1,523,520 (5)	$ 1,523,520 (5)	$ ―	$ 66,773 (8)	$ 2,079,270 (9)

Benefits and Perquisites
SERP	800,076 (1)	2,364,776 (3)	3,461,660 (7)	4,254,119 (7)	―	4,254,119 (7)	3,461,660 (7)
Life Insurance/ Disability	―	13,659 (4)	13,659 (4)	13,659 (4)	―	―	―
Health and Dental Care	―	192,525 (4)	192,525 (4)	192,525 (4)	―	192,525 (4)	―
280G Tax Gross-Up(10)	―	―	―	1,805,469	―	―	―
Total	$ 800,076	$2,570,960	$ 5,191,364	$ 7,789,292	$ ―	$ 4,513,417	$ 5,540,930

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 39

Rudy Schupp

	Early Retirement Prior to Age 65/ Voluntary Resignation	Normal Retirement at Age 65 (2)	Without Cause or Good Reason Termination	Change of Control(6)	For Cause Termination	Death	Disability
Compensation
Cash Compensation	$ ―	$ ―	$ 1,523,520 (5)	$ 1,523,520 (5)	$ ―	$ 133,545 (8)	$ 4,158,490 (9)

Benefits and Perquisites
SERP	800,076 (1)	1,992,665 (3)	3,764,449 (7)	4,254,119 (7)	―	4,254,119 (7)	3,764,449 (7)
Life Insurance/ Disability	―	21,219 (4)	21,219 (4)	21,219 (4)	―	―	―
Health and Dental Care	―	144,112 (4)	144,112 (4)	144,112 (4)	―	144,112 (4)	―
280G Tax Gross-Up(10)	―	―	―	1,884,535	―	―	―
Total	$ 800,076	$2,157,996	$ 5,453,300	$ 7,827,505	$ ―	$ 4,531,776	$ 7,922,939

John Marino

	Early Retirement Prior to Age 55/ Voluntary Resignation	Normal Retirement at Age 55 (2)	Without Cause or Good Reason Termination	Change of Control(6)	For Cause Termination	Death	Disability
Compensation
Cash Compensation	$ ―	$ ―	$ 1,523,520 (5)	$ 1,523,520 (5)	$ ―	$ 124,795 (8)	$ 3,886,024 (9)

Benefits and Perquisites
SERP	780,510 (1)	2,949,522 (3)	3,354,501 (7)	4,254,119 (7)	―	4,254,119 (7)	3,354,501 (7)
Life Insurance/ Disability	―	21,219 (4)	21,219 (4)	21,219 (4)	―	―	―
Health and Dental Care	―	204,666 (4)	204,666 (4)	204,666 (4)	―	204,666 (4)	―
280G Tax Gross-Up(10)	―	―	―	1,428,578	―	―	―
Total	$ 780,510	$3,175,407	$ 5,103,906	$ 7,432,102	$ ―	$ 4,583,580	$ 7,240,525

Wade Jacobson

	Voluntary Resignation	Retirement	Without Cause Termination	Change of Control	For Cause Termination	Death	Disability
Compensation
Base Salary	$ ―	$ ―	$ 200,000	$ 200,000	$ ―	$ ―	$ ―
Management Incentive Plan			45,947	45,947

Benefits and Perquisites
Health Care	―	―	12,000	12,000	―	―	―
Total	$ ―	$ ―	$ 257,947	$ 257,947	$ ―	$ ―	$ ―

(1)	The estimated present value amount is based on (i) 70.0% vesting of the benefits, (ii) an annual benefit equal to the average of the two highest annual rates of base salary paid by the Company or 1st United Bank to any of the Company’s named executive officers during the five fiscal years preceding the triggering event, (iii) an assumed discount rate of 4.25%, and (iv) payments continuing for 20 years.

(2)	Assumes the executive was the age indicated in the column heading on December 31, 2012. In addition, under Mr. Marino’s employment agreement, 55 is considered early retirement age but normal retirement age under the SERP. However, under Mr. Marino’s employment agreement, the Board of Directors can decide that retirement at 55 will be considered normal retirement age. Mr. Marino’s normal retirement column assumes the Board of Directors has made this determination.

(3)	The estimated present value amount is based on (i) an annual benefit equal to the average of the two highest annual rates of base salary paid by the Company or 1st United Bank to any of the Company’s named executive officers during the five fiscal years preceding the triggering event, (ii) an assumed discount rate of 4.25%, and (iii) payments continuing for 20 years.

40 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

(4)	Assumes (i) insurance will be continued for the executive for a period of 15 years, (ii) the current cost for such insurance, and (iii) an assumed discount rate of 5.0%.

(5)	In the event of a without cause termination, a good reason termination by the executive officer or a change of control, the underlying employment agreements provide for severance payments equivalent to the amount shown.

(6)	Even though the term “change of control” is defined differently in the executive’s employment agreement and the SERP, this table assumes the change of control event meets the requirements of both definitions.

(7)	The estimated present value amount relating to the SERP in the above table is based on (i) an annual benefit equal to 70% of the average of the two highest Total Cash Compensation (as defined in the executive’s employment agreement) paid by the Company or 1st United Bank to any of our named executive officers with respect to the five full fiscal years of the Company immediately preceding the year in which the triggering event occurs, (ii) an assumed discount rate of 4.25%, and (iii) payments continuing for 20 years.

(8)	The executive will receive pay equal to three months of his base salary and three months of his cash incentive compensation.

(9)	The executive will receive, if disabled, 75% of his highest cash compensation of the last three years. For purposes of this schedule, 15 years of payout was assumed with a discount rate of 5%.

(10)	Assumes an excise tax rate under 280G of the Internal Revenue Code of 20%, a 39.6% federal income tax rate, a 2.35% Medicare tax rate and a 0% state income tax rate. The effects of Section 280G and Section 4999 of the Internal Revenue Code are unpredictable and can have widely divergent and unexpected effects based on the executive’s personal compensation history.

Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Involuntary Not For Cause Termination or Termination for Good Reason. Messrs. Orlando, Schupp, and Marino will each be entitled to certain benefits as described in the table above if his employment is terminated by us for reasons other than cause or by the executive for good reason. A termination is for cause if it is for any of the following reasons:

▪	the executive intentionally engages in dishonest conduct in connection with his performance of services for the Company or 1st United Bank resulting in his conviction of a felony;

▪	the executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

▪	the executive willfully fails or refuses to perform his duties under his employment agreement;

▪	the executive breaches his fiduciary duties to the Company or 1st United Bank for personal profit; or

▪	the executive willfully breaches or violates any law, rule or regulation (other than traffic or boating violations or similar offenses), or a final cease and desist order in connection with his performance of services for the Company or 1st United Bank.

A termination by Messrs. Orlando, Schupp, and Marino is for good reason if it is for any of the following reasons:

▪	the failure of the Board of Directors of either the Company or 1st United Bank to appoint or re-appoint or elect or re-elect the executive to the offices he currently holds (or a more senior office, if any);

▪	the failure of the shareholders of the Company or 1st United Bank to elect or re-elect the executive to the Board of Directors of the Company or 1st United Bank;

▪	the failure of the Board of Directors or the governance committee of the Company or 1st United Bank to nominate the executive for such election or re-election;

▪	a material diminution in the executive’s duties, functions and responsibilities;

▪	a material breach of the executive’s employment agreement or as to any other compensation or benefit program in which the executive participates;

▪	the relocation of the executive’s principal place of employment, without his written consent, to a location outside of Palm Beach County, Florida; or

▪	Acceptance by the Board of Directors of the executive’s resignation from the Board of Directors tendered by the executive solely as a result of the executive receiving more “withhold” votes than “for” votes in an uncontested election of directors.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 41

Mr. Jacobson is entitled to certain benefits as described in the table above if his employment is terminated by us for reasons other than death, disability, or for cause. Termination for cause under Mr. Jacobson’s employment agreement means termination due to personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final removal and prohibition order, final cease-and-desist order, or material breach of any provision of his employment agreement or any event that would make Mr. Jacobson ineligible for employment by an insured depository institution under Section 19 of the Federal Deposit Insurance Act, as amended.

Payments upon a Termination in Connection with a Change of Control. The executive will be entitled to certain benefits as described in the tables above if the executive’s employment is terminated by us after a change of control. The definition of change of control is different under the executive employment agreements and the supplemental executive retirement program agreements.

Under each of Messrs. Orlando’s, Schupp’s, and Marino’s employment agreement, a change of control means:

1.	approval by our shareholders of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction:

(a) following which at least 50.1% of the Common Stock, equity ownership interests, or combined voting power of the surviving entity are beneficially owned in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned at least 50.1% of the outstanding Common Stock, equity ownership interests or combined voting power in the Company as appropriate;

(b) in which no person, or persons acting in concert, beneficially own 20% or more of the outstanding Common Stock or equity ownership interests in, or 20% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the surviving entity; and

(c) in which at least a majority of the members of the Board of Directors of the entity resulting from such transaction were members of the Board of Directors of the Company;

2.	the acquisition of all or substantially all of the assets of the Company or beneficial ownership of 20% or more of the outstanding securities or of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

3.	a complete liquidation or dissolution of the Company or approval by our shareholders of such a liquidation or dissolution;

4.	the occurrence of any event if, immediately following such event, at least 50% of the members of our Board of Directors (or our successor) were not members prior to the transaction; or

5.	the occurrence of any of the prior listed events involving 1st United Bank.

Under Mr. Jacobson’s employment agreement, a change in control means the acquisition by any person (other than 1st United Bank or and 1st United Bank employee benefit plan, including its trustee) of beneficial ownership of 50% or more of the combined voting power of the then outstanding securities of 1st United Bancorp, Inc. entitled to vote generally in the election of directors.

A change in control under the SERP agreement occurs when:

▪	one person or a group acquires stock that, combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the Company;

▪	during any 12-month period, either (x) any person or group acquires stock possessing 35% of the voting power of the Company or 1st United Bank, or (y) the majority of the Board of Directors of the Company or 1st United Bank is replaced by persons whose appointment or election is not endorsed by a majority of the Board of Directors; or

42 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

▪	a person or a group acquires, during any 12-month period, assets of the Company or 1st United Bank having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the respective corporation’s assets.

The compensation payable to Mr. Jacobson in the event of a termination of employment or a change of control of the Company or 1st United Bank is listed in the table above. Mr. Ostermayer does not receive any compensation in the event of a termination of employment or a change of control of the Company or 1st United Bank.

Under the terms of each of our stock option plans, all outstanding stock options and restricted stock awards automatically accelerate and become immediately exercisable upon a change of control. Additionally, all options granted to each of Messrs. Orlando, Schupp, and Marino prior to December 31, 2012 under their previous employment agreements automatically accelerate and become immediately exercisable upon (a) termination of their employment for reasons other than for cause, (b) a change of control, (c) death, or (d) disability. Assuming any of the foregoing triggering events had occurred on December 31, 2012 and that the executive exercised the full amount of his awards, the cash value of the accelerated awards (based on the stipulated value of a share of the Company Common Stock of $6.25 at December 31, 2012) would have been as follows:

Name	Value of Accelerated Equity Awards
Warren S. Orlando	$ 630,822
Rudy E. Schupp	630,822
John Marino	630,822
Wade E. Jacobson	13,000
Lawrence Ostermayer	7,700

280G Tax Gross-up

Upon a change in control of the Company or 1st United Bank, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes.

PROPOSAL 2
NONBINDING advisory APPROVAL OF executive compensation

We believe that our executive compensation program is designed to retain and motivate high-quality executive leadership with the talent to support the creation of long-term shareholder value. As we detail above in the Compensation Discussion and Analysis, we have structured these plans such that significant elements of the total executive compensation package (cash and equity pay elements) are “at risk” elements which provide both upside potential and downside risk ensuring that management’s interests are aligned with those of shareholders.

The Board of Directors asks that shareholders consider the following:

▪	1st United concluded 2012 with more than $96 million of capital in excess of what is defined as “well capitalized” levels by our regulators;

▪	1st United integrated two significant acquisitions in 2012 expanding its banking system to 22 banking centers to Florida’s Central Florida market (although these acquisitions resulted in approximately $1.78 million one-time charges and costs);

▪	1st United achieved an above average net interest margin in comparison to our public bank benchmark group;

▪	1st United grew total assets by 10.22% to $1.56 billion in 2012; and

▪	1st United had net income of $4.7 million for the year ended December 31, 2012.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 43

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation program.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate practice, we are asking for our shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to 1st United Bancorp, Inc.’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Your vote on this proposal is advisory and will not be binding upon our Board of Directors. The Compensation Committee of our Board of Directors, however, will take into account the outcome of the vote when considering future executive compensation arrangements. Our current policy is to hold a nonbinding shareholder vote on executive compensation on an annual basis. We expect the next such vote to occur at the 2014 annual meeting of shareholders.

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers, as stated in the above resolution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers and any persons who own more than 10% of a class of stock registered under Section 12 of the Exchange Act to file reports with the Securities and Exchange Commission with respect to their ownership of the class of stock. Directors, executive officers, and persons owning more than 10% of a registered class of stock are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon on a review of these reports received by us for 2012 and any written representations from reporting persons, we believe that during 2012 each required Section 16(a) report for 2012 was filed on time other than certain reports for Messrs. Jacobson and Ostermayer. On March 5, 2013, Messrs. Jacobson and Ostermayer each filed one late report disclosing four separate transactions involving employee stock option grants made in 2009, 2011 and 2012 which were previously unreported due to administrative oversights. On February 4, 2013, Mr. Orlando filed an amended Form 3 to report 46,569 shares of Common Stock that were inadvertently omitted from his original Form 3, and were also omitted from his holdings reported in subsequent reports.

AUDIT COMMITTEE REPORT

The Audit Committee of 1st United Bancorp, Inc. (the “Company”) operates under a written charter adopted by the Board of Directors and is published on the Investor Relations section of the Company’s Web site at www.1stunitedbankfl.com. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2012 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2012 and 2011 and for the three years ended December 31, 2012.

The Audit Committee selects the Company’s independent registered public accounting firm and meets with the Company’s independent registered public accounting firm to discuss the scope and review the results of the annual audit. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s Charter.

44 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

All of the directors who serve on the Audit Committee are “independent” for purposes of the NASDAQ Stock Market independence standards. That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

The Audit Committee reviewed the Company’s 2012 audited financial statements and met with both management and Crowe Horwath LLP, the Company’s independent registered public accounting firm for 2012, to discuss those financial statements. Management represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. The Committee discussed with Crowe Horwath LLP the matters required to be discussed under Professional Standards, AU Section 380, “Communication with Audit Committees” as amended by the Public Company Accounting Oversight Board. The Committee also received from and discussed the written disclosures and the letter from Crowe Horwath LLP required by the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

2012 Audit Committee

Jeffery L. Carrier, Chairman

Ronald A. David

Thomas E. Lynch

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

PROPOSAL 3
approval of the 2013 incentive plan

On December 11, 2102, the Board of Directors adopted the 1st United Bancorp, Inc. 2013 Incentive Plan (the “Incentive Plan”), subject to shareholder approval at the Annual Meeting.

To continue to attract and retain valuable employees, we are seeking approval of the 2013 Incentive Plan to provide (i) additional shares issuable to employees and (ii) continued flexibility in the types and terms of incentive instruments that we issue in order to remain competitive. If the shareholders approve the 2013 Incentive Plan, then no additional awards will be granted pursuant to any of our current equity compensation plans. The full text of the Incentive Plan is attached as Annex A to this Proxy Statement. The following summary of the major provisions of the Incentive Plan is qualified, in its entirety, by reference to the Incentive Plan as set forth in Annex A. If the shareholders approve the Incentive Plan, then its effective date will be May 28, 2013.

The Incentive Plan must be approved by a majority of the votes represented in person or by written proxy and voted at the Annual Meeting of Shareholders.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2013 Incentive Plan.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 45

Purpose and Administration

Pursuant to the Incentive Plan, our key employees, who have been selected as participants, and directors are eligible to receive awards of various forms of equity-based incentive compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock awards, performance shares and phantom stock, and awards consisting of combinations of such incentives. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Under the Incentive Plan, the Compensation Committee shall have the authority, subject to the provisions of the Incentive Plan, to establish, adopt, revise or rescind such rules and regulations and to make all such determinations relating to the Incentive Plan as it may deem necessary or advisable for the administration of the Incentive Plan.

Subject to the provisions of the Incentive Plan, the Compensation Committee has sole discretionary authority to interpret the Incentive Plan and to determine the type of awards to grant, when, if, and to whom awards are granted, the number of shares covered by each award and the terms and conditions of the award. The term of the Incentive Plan is 10 years from the effective date, after which no further securities may be granted thereunder.

Options granted under the Incentive Plan may be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, or nonqualified stock options (“NQSOs”). The exercise price of the options is determined by the Compensation Committee when the options are granted, subject to a minimum price of the fair market value of the Common Stock on the date of grant. In the discretion of the Compensation Committee, the option exercise price may be paid in cash or in shares of stock or other property having a fair market value on the date of exercise equal to the option exercise price, or by delivering to us a copy of irrevocable instructions to a stockbroker to deliver promptly to us an amount of sale or loan proceeds sufficient to pay the exercise price.

A stock appreciation right granted under the Incentive Plan, as an alternative or a supplement to a related stock option, will entitle its holder to be paid an amount equal to the fair market value of the Common Stock subject to the stock appreciation right as of an appreciation date selected by the holder of the stock appreciation right, less the exercise price of the related stock option, if any, or such other price as the Compensation Committee may determine at the time of the grant of the stock appreciation right (which may not be less than the fair market value of one (1) share of Common Stock on the date of grant). Restricted stock will be issued to the recipient at the time the award is granted, but will be subject to forfeiture in the event the restrictions and conditions contained in the applicable restricted stock award agreement at the time the award is granted are not satisfied. A performance share or phantom stock award will provide for the future payment of cash or the issuance of shares of Common Stock to the recipient if continued employment or other performance objectives established by the Compensation Committee at the time of grant are attained. Performance share awards may, in the discretion of the Compensation Committee, be settled in cash, on each date on which shares of Common Stock covered by the awards would otherwise have been delivered or become unrestricted, in an amount equal to the fair market value of such shares on such date.

The Incentive Plan also provides that in the event of a change in control, any incentive stock options, NQSOs or stock appreciation rights granted to a participant shall become immediately exercisable with respect to all of the shares subject to such options or stock appreciation rights. Moreover, as to any phantom stock units or other restricted stock awarded under the Incentive Plan, the period in which certain transferability and other restrictions, as set forth in the Incentive Plan, apply shall expire immediately with respect to all of the phantom stock units or shares of restricted stock. The exercise of incentive stock options following a change in control will be subject to a $100,000 limitation under the Incentive Plan or any other similar plan of the Company.

We have limited the aggregate number of shares of Common Stock to be awarded under the Incentive Plan to five percent (5%) of the issued and outstanding Common Stock in existence from time to time; provided, however, that no more than 1,703,513 shares of Common Stock in the aggregate may be granted in connection with incentive stock options. In addition, unless the Compensation Committee specifically determined otherwise, the maximum number of shares available under the Incentive Plan and the awards granted under the Incentive Plan will be subject to appropriate adjustment in the case of any stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, exchanges or other changes in capitalization affecting the Common Stock.

Minimum Vesting Periods

All options, restricted stock, or stock appreciation rights granted to executive officers that are subject to vesting may not vest in full or be issued earlier than the three-year anniversary of the grant date (except if accelerated pursuant to (i) a change in control, (ii) the death of the holder, (iii) the disability of the holder, or (iv) the holder’s termination of employment not for “cause”). All restricted stock grants to executive officers that are subject to vesting or issuance based in whole or in part on performance conditions or the level of achievement versus performance goals will be evaluated over an award period of not less than one year.

46 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Prohibition on Repricing

The Incentive Plan permits the Compensation Committee to amend, terminate, or modify the Incentive Plan from time to time, provided that, without shareholder approval, the Compensation Committee may not reprice outstanding options or stock appreciation rights or otherwise materially increase benefits to any participants.

Limited Recycling Policy

To the extent that shares of Common Stock subject to an award are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such award or (ii) the settlement of such award in cash rather than the issuance of shares of Common Stock, then such shares of Common Stock shall again be available under the Incentive Plan, provided, however, that such shares will not again be available if such shares are (x) shares that were subject to a stock-settled stock appreciation right and were not issued or delivered upon the net settlement of such stock appreciation right, (y) shares delivered to, or withheld by, the Company to pay the exercise price or the withholding taxes related to an outstanding award, or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

Clawback, Forfeiture and Reductions of Awards

To comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements or policies adopted by the Company, the Compensation Committee will retain the right to decrease or terminate any awards or payments under the Incentive Plan. Furthermore, any and all amounts paid or payable under the Incentive Plan will be subject to clawback, forfeiture, and reductions to the extent necessary to comply with applicable law, as determined by the Compensation Committee.

Effect of Change in Control

In the event of a “Change in Control,” all awards of options, stock appreciation rights, phantom stock and restricted stock will become fully exercisable or vested, as applicable, subject to certain limitations. “Change in Control” means the occurrence of any of the following after the effective date of the Incentive Plan: (a) the date any “person” is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (b) the date when individuals who, at the beginning of any two (2) year period during the duration of the Incentive Plan, constitute the Board of Directors, plus new directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least three-quarters (3/4) of the directors still in office who were directors at the beginning of such two (2) year period, cease for any reason during such two (2) year period to constitute at least a majority of the members of such Board of Directors; (c) the date a merger, share exchange or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, share exchange or consolidation; (d) the date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company; or (e) the date a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the Incentive Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local, or foreign tax consequences.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 47

The following does not purport to be a complete description of the federal income tax aspects of the incentive stock options, NQSOs, stock appreciation rights, performance shares, restricted stock or phantom stock units granted under the Incentive Plan, and each participant in the Incentive Plan should consult his or her own tax advisor. The Incentive Plan is not a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code.

Incentive Stock Options

Under Section 422 of the Internal Revenue Code, an employee of the Company or any of our subsidiaries will not recognize any taxable income at the time of the grant of an incentive stock option under the Incentive Plan. Similarly, participants will not recognize any taxable income on the exercise of an incentive stock option granted under the Incentive Plan if the option price is paid in cash or Common Stock of the same class as that being purchased. If the Compensation Committee authorizes, and a participant elects, to pay the option price with appreciated property other than Common Stock, the participant would recognize taxable income to the extent the fair market value of such property exceeds the participant’s basis in such appreciated property. The amount by which the fair market value of Common Stock acquired upon exercise of an incentive stock option exceeds the option price will constitute an item of adjustment for purposes of computing alternative minimum taxable income.

The tax treatment of the disposition of Common Stock acquired by exercise of an incentive stock option depends upon whether the participant disposes of such Common Stock within the statutory holding period for incentive stock option stock. The holding period for incentive stock option stock is the later of two years from the date of the grant of the incentive stock option or one year from the exercise of such option. If a participant disposes of incentive stock option stock after the close of the statutory holding period, he or she will recognize capital gain income equal to the difference between the amount received on such disposition and his or her basis in the transferred Common Stock. A participant’s basis in Common Stock acquired by exercise of an incentive stock option is generally equal to the option price.

If a participant disposes of Common Stock acquired by exercise of an incentive stock option within the statutory holding period, a so-called “disqualifying disposition,” the participant will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock as of the date an incentive stock option was exercised. Ordinary income recognized on a disqualifying disposition is added to a participant’s basis in the Common Stock and amounts realized on the disposition in excess of such sum will be recognized as capital gain income.

We will be entitled to a deduction for compensation with respect to an incentive stock option only if and when a participant recognizes ordinary income from a disqualifying disposition.

Nonqualified Stock Options

The grant of an NQSO will have no immediate tax consequences to us or the participant. Common stock received on the exercise of an NQSO which is either transferable or not subject to a substantial risk of forfeiture will cause the participant to recognize ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the stock at the time of exercise (determined without regard to any restriction other than a restriction that by its terms will never lapse) over the exercise price for such Common Stock. The holding period of Common Stock received on the exercise of a NQSO will commence as of the date of exercise. Except as provided below, we do not currently contemplate that we will issue or deliver Common Stock that is nontransferable or subject to a substantial risk of forfeiture.

Where ordinary income is recognized by a participant in connection with Common Stock received on the exercise of an NQSO, we will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. We will be entitled to the deduction in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes such income. We are entitled to the deduction only if and to the extent we withhold tax from the participant’s award corresponding to the ordinary income recognized by the participant upon exercise of an NQSO. The Compensation Committee may permit a participant to elect to have a portion of the Common Stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise. A participant’s basis in Common Stock acquired by exercise of an NQSO is generally equal to the option price plus the compensation income recognized upon exercise.

48 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Stock Appreciation Rights

A stock appreciation right is a contractual right which entitles a participant to an amount equal to the excess, if any, of the fair market value of one share of Common Stock on the appreciation date over the option price, in the case of a stock appreciation right granted in connection with an option, or the fair market value of one share of Common Stock on the date of grant, in the case of a stock appreciation right granted independent of an option. We may pay such excess in cash, in shares of Common Stock valued at fair market value, or any combination thereof. Fractional shares will be paid in cash. Stock appreciation rights may become exercisable in accordance with a vesting schedule as determined by the Compensation Committee.

The grant of a stock appreciation right will have no immediate tax consequences to the participant or us. If cash is given upon exercise of a stock appreciation right, the award will be treated as additional compensation income to the participant upon receipt. If we issue Common Stock upon the exercise of a stock appreciation right and such Common Stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt equal to the fair market value of the Common Stock. We do not currently contemplate that we will, upon the exercise of a stock appreciation right, issue or deliver Common Stock that is nontransferable or subject to a substantial risk of forfeiture.

Where ordinary income is recognized by a participant in connection with the exercise of a stock appreciation right, we will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. We will be entitled to the deduction in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the exercise of a stock appreciation right. If we issue Common Stock upon the exercise of a stock appreciation right, the Compensation Committee may permit a participant to elect to have a portion of the Common Stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise.

The holding period for determining whether capital gain or loss on the subsequent sale or exchange of the Common Stock awarded upon exercise of a stock appreciation right is long-term or short-term capital gain or loss will commence at the date of exercise.

Performance Shares

Performance shares may be awarded to participants based upon the degree to which certain objective performance goals, as established by the Compensation Committee, are attained. The amount earned with respect to an award of performance shares will usually be payable in Common Stock based upon the fair market value of such stock on the valuation date. The Compensation Committee may, however, vary the composition of a performance share award at its discretion.

If a performance share award is paid in cash, the award will be treated as additional compensation income to the participant upon receipt. If we issue Common Stock in payment of a performance share award and such Common Stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt of the Common Stock equal to the fair market value of the Common Stock. We do not currently contemplate that we will, upon payment of a performance share award, issue Common Stock that is nontransferable or subject to a substantial risk of forfeiture.

We will be entitled to a deduction in an amount equal to the performance share award in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of a performance share award. If we issue Common Stock in payment of a performance share award, the Compensation Committee may permit a participant to elect to have a portion of the Common Stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the performance shares are awarded.

The holding period for determining whether capital gain or loss on the subsequent sale or exchange of Common Stock received as a performance share award is long-term or short-term capital gain or loss will commence at the date of issue.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 49

Restricted Stock Awards

We may grant participants awards of restricted stock and establish the periods of restriction applicable thereto. Restricted stock will be nontransferable and subject to forfeiture upon termination of employment for any reason prior to the date such awards become vested in accordance with their terms. Participants will be entitled to dividends payable with respect to restricted stock, even during the restricted period, without risk of forfeiture although we may withhold payment of the dividends until the expiration of the restricted period. Any dividends on restricted stock so withheld may accrue interest at a rate and subject to such terms as determined by the Compensation Committee. The purchase price of restricted stock will be an amount equal to the aggregate par value of such shares and will be payable within 60 days following the making of the award.

Participants will recognize compensation income equal to dividends payable with respect to restricted stock during the restricted period. Dividends payable with respect to restricted stock following expiration of the restricted period shall be recognized as ordinary dividend income. Participants will recognize compensation income in an amount equal to the excess of the fair market value of restricted stock awarded to a participant over the amount paid, if any, for such shares as and when the restricted stock becomes either freely transferable or free of any risk of forfeiture.

We will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of the receipt of restricted stock. The Compensation Committee may permit a participant to elect to have a portion of the restricted stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the restricted stock is included in a participant’s income.

Phantom Stock Units

We may issue participants phantom stock unit awards upon terms and conditions established by the Compensation Committee from time to time. A phantom stock unit entitles the holder of such a unit to a hypothetical equivalent of one share of Common Stock granted in connection with an Incentive Plan award or deferred performance share award. Phantom stock unit awards will be nontransferable and subject to forfeiture if employment is terminated for any reason before such awards become vested in accordance with their terms. The Compensation Committee, in its sole discretion, shall determine whether dividends payable with respect to phantom stock units during the restricted period will be withheld by us and subject to forfeiture in accordance with the vesting schedule generally applicable to phantom stock units. Upon expiration of the restricted period with respect to any phantom stock units covered by a phantom stock unit award, we shall deliver to the participant or his beneficiary, without charge, one share of Common Stock for each phantom stock unit which has not then been forfeited and cash equal to any dividend equivalents credited with respect to such vested unit and interest, if any, thereon.

The award of a phantom stock unit, and the crediting of forfeitable dividend equivalents and interest thereon, will have no immediate tax consequences to the participant or us. The delivery of Common Stock, dividend equivalents and interest thereon with respect to fully vested phantom stock units will generate taxable compensation income to a participant in an amount equal to the fair market value of the Common Stock, if the stock is either freely transferable or not subject to a risk of forfeiture, and the cash, if any, awarded to the participant. We do not currently contemplate that we will issue or deliver stock that is nontransferable or subject to a substantial risk of forfeiture.

We will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of Common Stock and cash for fully vested phantom stock units. The Compensation Committee may permit a participant to elect to have a portion of the Common Stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the award is included in a participant’s income.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” during its taxable year to the extent that such compensation exceeds $1,000,000. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to shareholders in the company’s proxy statement under the Securities Exchange Act by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer). Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more “outside directors,” is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. It is intended that certain awards under the Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

50 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of Crowe Horwath LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Crowe Horwath LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of Crowe Horwath LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The Board of Directors unanimously recommends a vote “FOR” the ratification of our appointment of Crowe Horwath LLP as our independent registered public accounting firm for the current fiscal year.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Crowe Horwath LLP for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2012 and 2011.

Type of Fees	2012	2011
Audit Fees (1)	$ 230,000	$ 220,000
Audit-Related Fees (2)	72,000	130,144
Tax Fees (3)	59,090	25,190
All Other Fees	[]	[]
Total	$ 361,090	$ 375,334

(1)	Audit fees for 2012 and 2011 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports, and accounting consultation.

(2)	Audit-related fees for 2012 and 2011 consist of fees paid to Crowe Horwath LLP related to our acquisitions and registration statements.

(3)	Tax fees for 2012 and 2011 consist of fees related to preparing the 2012 and 2011 federal corporate income and state income and franchise tax returns and tax consulting. Tax fees include $6,400 and $0 for tax consulting services in 2012 and 20122, respectively.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 51

Policy on Audit Committee Preapproval of Audit and Nonaudit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Preapproval Policy for Audit and Nonaudit Services to ensure that all audit and permitted non-audit services provided to us are preapproved by the Audit Committee. Specifically, the Audit Committee preapproves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been preapproved pursuant to the Preapproval Policy, then it must be specifically preapproved by the Audit Committee before it may be provided by our independent accountant. Any preapproved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by Crowe Horwath LLP to us in 2012 were approved by the Audit Committee by means of specific preapprovals or pursuant to the procedures contained in the Preapproval Policy. The Audit Committee has determined that all nonaudit services provided by Crowe Horwath LLP in 2012 were compatible with maintaining its independence in the conduct of its auditing functions.

SHAREHOLDER PROPOSALS

Shareholder proposals that are to be included in the Proxy Statement for the 2014 meeting must be received by December 13, 2013. Shareholder proposals for the 2014 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by February 26, 2014, or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to our Corporate Secretary at our principal offices.

DIRECTOR NOMINATIONS

Any shareholder entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend, pursuant to Article I, Section 14 of our Bylaws, to:

1st United Bancorp, Inc.

One North Federal Highway
Boca Raton, FL 33432

Attention: Corporate Secretary

To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to April 12, 2014, the first anniversary of this year’s Notice of Annual Meeting date. In other words, director nominations must be received no earlier than October 14, 2013, and no later than December 13, 2013, to be nominated for consideration at the 2014 Annual Meeting. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Corporate Governance Committee. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by our directors, executive officers, or search firms, if any, employed by us.

ANNUAL REPORT

We filed an annual report for the fiscal year ended December 31, 2012, on Form 10-K with the U.S. Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of our annual report on Form 10-K by writing to our Corporate Secretary at our principal offices.

52 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission known as “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these shareholders notifies our transfer agent that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. If you wish to receive your own copy of these materials, you may contact our transfer agent, American Stock Transfer & Trust Company, in writing, by telephone, or on the Internet:

American Stock Transfer & Trust Company

59 Maiden Lane, Plaza Level

New York, NY 10038

(800) 937-5449 (U.S. and Canada)

(718) 921-8124 (International)

www.amstock.com

Shareholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above. Beneficial owners can request information about householding from their banks, brokers, or other nominees.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 53

Annex a

1ST UNITED BANCORP, INC.

2013 INCENTIVE PLAN

ARTICLE 1

GENERAL PROVISIONS

1.1                Purpose.

The 2013 Incentive Plan (the “Plan”) of 1st United Bancorp, Inc. (the “Company”) is adopted for the following purposes: (1) to closely associate the interests of certain Key Persons (as hereinafter defined) with the interests of the Company’s shareholders; (2) to encourage the Key Persons to focus on the growth and development of the Company, as reflected in increased shareholder value; (3) to maintain competitive compensation levels; and (4) to provide an incentive for the Key Persons to maintain association or employment with the Company so that the Company may retain the services of the most highly qualified individuals in high level managerial capacities.

1.2                Administration.

(a)                 The Plan shall be administered by the Compensation Committee of the Company (the “Committee”) as that term is defined in and as constituted from time to time in accordance with the Bylaws of the Company.

(b)                 The Committee shall have the authority, in its sole discretion and from time to time to:

(i)                   designate the individuals or classes of individuals eligible to participate in the Plan;

(ii)                 grant awards provided in the Plan in such form and amount as the Committee shall determine;

(iii)                impose such limitations, restrictions and conditions upon any such award as the Committee shall determine;

(iv)               interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan; and

(v)                 make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c)                 The Committee may select one of its members as its chair, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members, shall be the valid acts of the Committee.

(d)                 The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Committee.

54 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

1.3                Eligibility for Participation.

Only Key Persons shall be eligible for participation in the Plan. For purposes of the Plan, “Key Persons” shall be individuals selected by the Committee for grants of Awards under this Plan.

1.4                Types of Awards Under Plan.

Awards that are available under the Plan shall be as follows:

(a)                 Nonqualified Stock Options (as described in Article 3);

(b)                 Incentive Stock Options (as described in Article 4);

(c)                 Restricted Stock Grants (as described in Article 5);

(d)                 Phantom Stock Unit Awards (as described in Article 6);

(e)                 Stock Appreciation Rights (as described in Article 7);

(f)                  Performance Share Units (as described in Article 8); or,

(g)                 Any combination of the foregoing Awards.

1.5                Aggregate Limitation on Awards.

(a)                 Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of the Common Stock of the Company. The maximum number of shares of Common Stock which may be issued under this Plan shall be equal to five percent (5%) of the issued and outstanding Common Stock in existence from time to time; provided, however, that if there shall be a prospective reduction in the outstanding Common Stock, any previously issued Awards shall remain valid and exercisable in Common Stock notwithstanding that Common Stock subsequently issued pursuant to the prior Awards may exceed such limit; and provided, further, that no more than 1,703,513 shares of Common Stock in the aggregate may be granted under the Plan in connection with Incentive Stock Options (subject to adjustments as provided in Section 9.13).

(b)                 To the extent the shares of Common Stock subject to an Award are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such Award, or (ii) the settlement of such Award in cash rather than the issuance of shares of Common Stock, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an Award shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to, or withheld by, the Company to pay the exercise price or the withholding taxes related to an outstanding Award, and (z) shares repurchased by the Company on the open market with the proceeds of an Option exercise. The number of shares of Common Stock available for Awards under this Plan shall not be reduced by (i) dividends, including dividends paid in shares of Common Stock, or dividend equivalents paid in cash in connection with outstanding Awards, (ii) the number of shares of Common Stock subject to Substitute Awards, or (iii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable securities exchange requirements).

1.6                Effective Date and Term of Plan.

(a)                 The Plan shall become effective on the date it is approved by the shareholders of the Company.

(b)                 Unless sooner terminated by the Board, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 55

1.7                Minimum Vesting Periods.

All Options, Restricted Stock, or SARs granted to Executive Officers that are subject to vesting or issuance solely based on such Holder continuing as an Employee may not vest in full or be issued earlier (except if accelerated pursuant to (A) a Change in Control, (B) the death of the Holder, (C) the Disability of the Holder, or (D) the Holder’s termination of employment not for “cause”) than the three-year anniversary of the grant date, and all Restricted Stock granted to Executive Officers that are subject to vesting or issuance based in whole or in part on performance conditions and/or the level of achievement versus such Performance Goals shall be subject to an Award Period of not less than one year.

ARTICLE 2

Definitions

The following definitions shall be applicable throughout the Plan.

2.1                “Affiliate” shall mean any employer with which the Company would be considered a single employer under Section 414(b) or 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections, provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable Federal securities laws.

2.2                “Appreciation Date” shall mean the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him or her, which date shall be the date notice of such designation is received by the Committee, or its designee.

2.3                “Award” shall mean, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award or Performance Share Unit Award granted to a Participant pursuant to the terms of the Plan.

2.4                “Award Period” shall mean a period of time within which performance is measured for the purpose of determining whether an award of Performance Share Units has been earned.

2.5                “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.6                “Change in Control” shall, unless the Committee otherwise directs by resolution adopted prior thereto, means the occurrence of any of the following after the effective date of the Plan: (a) the date any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act (as defined herein) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); (b) the date when individuals who, at the beginning of any two (2) year period during the duration of the Plan, constitute the Board, plus new Directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least three-quarters (3/4) of the Directors still in office who were Directors at the beginning of such two (2) year period, cease for any reason during such two (2) year period to constitute at least a majority of the members of such Board; (c) the date a merger, share exchange or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, share exchange or consolidation; (d) the date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company; or (e) the date a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

56 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Notwithstanding the foregoing, with respect to an Award that is (a) subject to Section 409A and (b) a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

2.7                “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.8                “Committee” shall have the meaning set forth in Section 1.2(a) of the Plan.

2.9                “Common Stock” shall mean the Common Stock of the Company, one cent ($0.01) par value per share.

2.10            “Company” shall mean 1st United Bancorp, Inc., a Florida corporation, and its successors.

2.11            “Director” shall mean a member of the Board of Directors.

2.12            “Disability” shall mean any of the following: (a) the Participant’s inability to perform each of the essential duties of such Participant’s position by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (b) the incurrence by the Participant of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (c) the same meaning set forth in the principal disability insurance policy or similar program then maintained by the Company on behalf of its Employees, if any. Notwithstanding the foregoing, in the case of any Incentive Stock Options, “Disability” shall be defined under Section 22(e)(3) of the Code.

2.13            “Dividend Equivalents” shall have the meaning set forth in Section 6.3.

2.14            “Effective Date” shall mean the date this Plan is approved by the shareholders of the Company.

2.15            “Employee” shall mean a statutory employee of the Company or any of its Affiliates, as defined in Code Section 1402(d).

2.16            “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

2.17            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18            “Fair Market Value” shall have the following meaning:

(a)                 Company’s Common Stock is Publicly Traded.

For purposes of the Plan, if the Company’s Common Stock is publicly traded at the time of determination, “Fair Market Value” as of any date and in respect of any share of Common Stock shall mean:

(i)                   the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is then traded on a national securities exchange; or

(ii)                 the mean between the closing bid and ask prices last quoted by an established quotation service for over-the-counter securities, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is not reported on a national securities exchange.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 57

The above definition shall be interpreted consistent with Treas. Reg. §1.401A-1(b)(5)(iv)(A)

(b)                 Company’s Common Stock is Not Publicly Traded.

For purposes of the Plan, if the Company’s Common Stock is not publicly traded at the time of determination, “Fair Market Value” as of any date and in respect of any share of Common Stock shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

(c)                 Notwithstanding anything to the contrary in this Plan, “Fair Market Value” shall be determined by the Committee in accordance with Section 409A.

2.19            “Holder” shall mean a Participant who has been granted a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Unit Award or a Performance Share Unit Award.

2.20            “Incentive Stock Option” shall have the meaning set forth in Section 4.1.

2.21            “Incentive Stock Option Period” shall mean the period described in Section 4.6(a).

2.22            “Key Persons” shall mean any Employee and shall also include any officers or Directors of the Company whether or not the latter shall be an Employee of the Company.

2.23            “Nonqualified Stock Option” shall mean an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

2.24            “Nonqualified Stock Option Period” shall mean the period described in Section 3.5(a).

2.25            “Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

2.26            “Option Period” shall mean a Nonqualified Stock Option Period or an Incentive Stock Option Period.

2.27            “Option Price” shall mean the applicable Stock Option Price or Incentive Option Price.

2.28            “Participant” shall mean a Key Person who shall be granted an Award under the Plan.

2.29            “Performance Goals” shall mean the performance objectives of the Company during an Award Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period.

2.30            “Performance Share Unit” shall mean a hypothetical investment equivalent equal to one share of Common Stock granted in connection with an Award made under Article 8 of the Plan.

2.31            “Phantom Stock Unit” shall mean a hypothetical investment equivalent equal to one Share of Stock granted in connection with an Award made under Article 6 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Article 8.

2.32            “Plan” shall mean the 2013 Incentive Plan of 1st United Bancorp, Inc.

2.33            “Restricted Period” shall mean, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Article 5, and with respect to any Phantom Stock Unit, the period of time determined by the Committee during which such Phantom Stock Unit is subject to the restrictions set forth in Article 6.

58 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

2.34            “Restricted Stock” shall mean shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Article 5 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Sections 9.13 or 9.14.

2.35            “Restricted Stock Award” shall mean an Award granted under Article 5 of the Plan.

2.36            “Section 409A” means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.37            “Securities Act” means the Securities Act of 1933, as amended.

2.38            “Stock” shall mean the Common Stock or such other authorized shares of stock of the Company as the Board may from time to time authorize for use under the Plan.

2.39            “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article 7 of the Plan.

2.40            “Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

2.41            “Valuation Date” shall mean the last day of an Award Period or the date of death of a Participant, as applicable.

2.42            “Vested Unit” shall have the meaning set forth in Section 6.6.

ARTICLE 3

NONQUALIFIED STOCK OPTIONS

3.1                Award of Nonqualified Stock Options.

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person one or more Options to purchase for cash or shares, the number of shares of Common Stock (“Nonqualified Stock Options”) allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee shall allot a specific number of shares to a Participant pursuant to the Plan and when the Participant has a legally binding right constituting the Nonqualified Stock Option; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Nonqualified Stock Option.

3.2                Nonqualified Stock Option Agreements.

Each Nonqualified Stock Option granted under the Plan shall be evidenced by a “Nonqualified Stock Option Agreement” between the Company and the Holder of the Nonqualified Stock Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

(a)                 Each Nonqualified Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Nonqualified Stock Option Agreement.

(b)                 Each share of Common Stock purchased through the exercise of a Nonqualified Stock Option shall be paid for in full at the time of the exercise. Each Nonqualified Stock Option shall cease to be exercisable as to any share of Common Stock, at the earlier of: (i) the Holder purchases the share; (ii) the Holder exercises a related SAR; or (iii) when the Nonqualified Stock Option lapses.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 59

(c)                 Unless the Committee determines otherwise in its discretion in accordance with applicable law, or as permitted by Section 9.3, Nonqualified Stock Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) by the Holder except by will or the laws of descent and distribution, or beneficiary designation procedures approved by the Company, and shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative).

(d)                 Each Nonqualified Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

(e)                 Each Nonqualified Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of a Nonqualified Stock Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of a Nonqualified Stock Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable Federal or state securities laws.

3.3                Nonqualified Stock Option Price.

The exercise price per share of Common Stock (the “Nonqualified Stock Option Price”) shall be set by the Committee at the time of grant subject to the following: (i) the Nonqualified Stock Option Price shall never be less than the Fair Market Value of the underlying stock on the date the Nonqualified Stock Option is granted; (ii) the number of shares subject to the Nonqualified Stock Option Price must be fixed on the original date of grant; and (iii) the Nonqualified Stock Option Price may not include any additional feature for the deferral of compensation.

3.4                Manner of Exercise and Form of Payment.

(a)                 Nonqualified Stock Options which have become exercisable may be exercised by delivery of written notice of exercise (“Notice of Exercise”) to the Committee accompanied by payment of the Nonqualified Stock Option Price. The Nonqualified Stock Option Price shall be payable in cash or such other means as set forth in the Nonqualified Stock Option Agreement plus the amount (if any) of Federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. If a Participant shall fail to pay the Nonqualified Stock Option Price at the time of exercise, the Nonqualified Stock Option(s) which are being exercised shall become null and void.

(b)                 Notwithstanding Section 3.4(a), at the time the Notice of Exercise pertaining to the Nonqualified Stock Option is given to the Committee with respect to the exercise of any Nonqualified Stock Option, unless an agreement pertaining to an Award provides otherwise, and where permitted by the Committee and applicable laws, rules, and regulations, payment may also be made: (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for a time period determined by the Committee and otherwise acceptable to the Committee; (ii) by shares of Common Stock withheld upon exercise; (iii) by delivery of notice of exercise to the Committee or its designee and delivery to a broker of notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Nonqualified Stock Option Price; (iv) by such other payment methods as may be approved by the Committee and which are acceptable under applicable law; or (v) by any combination of the foregoing methods. Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value.

(c)                 Any state or Federal withholding taxes attributable to the portion of the Non Qualified Stock Option payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

60 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

3.5                Nonqualified Stock Option Period; Termination.

(a)                 Each Nonqualified Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Nonqualified Stock Option, and unless a shorter period is provided by the Committee or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Nonqualified Stock Option Period”). No Nonqualified Stock Option shall be exercisable after the expiration of its Nonqualified Stock Option Period.

(b)                 If the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and six (6) months after the Holder’s death.

(c)                 If the Holder’s relationship as an Employee, officer or Director of the Company terminates by reason of Disability within the Nonqualified Stock Option Period, the Holder may, within six (6) months from the date of termination (or within such other period as determined by the Committee), exercise any Nonqualified Stock Options to the extent such options are exercisable during such six (6) month period.

(d)                 If the Holder’s relationship with the Company terminates for any reason other than death or Disability, all unvested Nonqualified Stock Options shall, except as set forth in the Holder’s Nonqualified Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship or employment, as the case may be.

3.6                Effect of Exercise.

As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The Participant shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

3.7                Order of Exercise.

Options granted under the Plan may be exercised in any order, regardless of the date of the grant or the existence of any other outstanding Nonqualified Stock Option awarded to the Participant.

ARTICLE 4

INCENTIVE STOCK OPTIONS

4.1                Award of Incentive Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person who is an Employee of the Company one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code) (“Incentive Stock Options”) to purchase for cash or shares, the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Incentive Stock Option.

4.2                Incentive Stock Option Agreements.

Each Incentive Stock Option granted under the Plan shall be evidenced by an “Incentive Stock Option Agreement” between the Company and the Holder of the Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby and containing such other provisions as may be determined by the Committee from time to time, but shall be subject to the following terms and conditions.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 61

(a)                 Each Incentive Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Incentive Stock Option Agreement.

(b)                 Each share of Common Stock purchased through the exercise of an Incentive Stock Option shall be paid for in full at the time of the exercise. Each Incentive Stock Option shall cease to be exercisable, as to any share of Common Stock, at the earlier of: (i) the Holder purchases the share; (ii) the Holder exercises a related SAR; or (iii) when the Incentive Stock Option lapses.

(c)                 Unless the Committee determines otherwise in its discretion in accordance with applicable law, Incentive Stock Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) by the Holder except by will or the laws of descent and distribution, or beneficiary designation procedures approved by the Company. Except as otherwise permitted by Section 422 of the Code, Incentive Stock Options shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative).

(d)                 Each Incentive Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

(e)                 Each Incentive Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Incentive Stock Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Incentive Stock Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable Federal or state securities laws.

4.3                Incentive Stock Option Price.

The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

4.4                Special Rule for Ten Percent Shareholder.

Notwithstanding Sections 4.2 and 4.3, if Incentive Stock Options are issued to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then (a) the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; and (b) such option, by its terms, shall not be exercisable after the expiration of five (5) years from the date such option is granted.

4.5                Maximum Amount of Incentive Stock Option Grant.

The aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to a Participant by the Committee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) (or such other amount set forth in Section 422 of the Code) (the “ISO Limitation Amount”). To the extent the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company) exceeds the ISO Limitation Amount, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

62 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

4.6                Incentive Stock Option Period; Termination.

(a)                 Each Incentive Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Incentive Stock Option, and, unless a shorter period is provided by the Committee or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Incentive Stock Option Period”). No Incentive Stock Option shall be exercisable after the expiration of its Incentive Stock Option Period.

(b)                 If the Holder dies within the Incentive Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Incentive Stock Option Period and six (6) months after the Holder’s death.

(c)                 If the Holder’s relationship as an Employee officer or Director of the Company terminates by reason of Disability within the Incentive Stock Option Period, the Holder may, within six (6) months from the date of termination (or within such other period as determined by the Committee), exercise any Incentive Stock Options to the extent such options are exercisable during such six (6) month period (or such other period as determined by the Committee).

(d)                 Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Holder who exercises any Incentive Stock Options more than (i) twelve (12) months after the date of termination of employment due to Disability or (ii) three (3) months after the date of termination of employment due to death.

(e)                 If the Holder’s employment or relationship with the Company terminates for any reason other than death or Disability, all unvested Incentive Stock Options shall, except as set forth in the Holder’s Incentive Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship.

4.7                Notice of Disposition.

Participants shall give prompt notice to the Committee of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the date of the grant of such Incentive Stock Option and/or one (1) year after the receipt of such Common Stock by the Holder.

4.8                Applicability of Nonqualified Stock Options Sections.

Sections 3.4 (Manner of Exercise and Form of Payment), 3.6 (Effect of Exercise) and 3.7 (Order of Exercise) applicable to Nonqualified Stock Options, shall apply equally to Incentive Stock Options. These Sections are incorporated by reference in this Article 4 as though fully set forth herein.

ARTICLE 5

RESTRICTED STOCK

5.1                Grant of Restricted Stock.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant Restricted Stock to any Key Person.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 63

5.2                Restricted Stock Agreement.

(a)                 The grant or sale of Restricted Stock shall be evidenced by a “Restricted Stock Agreement” between the Company and Participant who is the recipient or purchaser of the Restricted Stock, including such terms as the time or times at which the Restricted Stock shall be granted or become vested, the number of shares of Common Stock subject to each Restricted Stock Award or sale, the period of time, if any, during which all of or a portion of such shares shall be subject to vesting, forfeiture and such other terms and conditions of such Restricted Stock Grant, if any, the Committee may from time to time determine. In addition to the Restricted Stock Agreement, the Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements and shall pay to the Company as the purchase price of the shares of Common Stock subject to such Award, the aggregate par value of such shares of Common Stock within sixty (60) days following the making of such Award which purchase price shall be deemed to have been paid by the Participant by services previously rendered to the Company. If a Participant shall fail to execute the Restricted Stock Agreement, escrow agreement and stock powers, the Award shall be null and void.

(b)                 Subject to the restrictions set forth in Section 5.4, the Holder shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive all dividends and other distributions of the Company with respect to such Restricted Stock. Notwithstanding the foregoing, at the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

5.3                Escrow Stock Certificates.

Upon satisfaction of the requirements set forth in Section 5.2, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

5.4                Restrictions.

(a)                 Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (i) the Holder shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the grant; and (iii) the shares shall be subject to forfeiture to the extent provided in the Restricted Stock Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)                 The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate. In addition, to the extent a Holder’s Restricted Stock Agreement or a Holder’s employment agreement provides for the removal of restrictions on the Restricted Stock upon (A) a Change in Control, (B) the death of the Holder, (C) the Disability of the Holder, or (D) the Holder’s termination of employment not for “cause”, absent a written agreement between the Holder and the Company to the contrary, such restrictions shall be automatically removed without action by the Committee upon the occurrence of such event.

5.5                Restricted Period.

The “Restricted Period” of Restricted Stock shall commence on the date of the Award and shall expire from time to time as to that part of the Restricted Stock indicated in the Restricted Stock Agreement or otherwise set forth on a schedule established by the Committee with respect to the Award.

64 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

5.6                Payment of Taxes: Delivery of Restricted Stock.

(a)                 Upon the expiration of the Restricted Period with respect to any shares of Common Stock covered by a Restricted Stock Award, and upon payment to the Committee of cash sufficient for the Company to pay all applicable payroll, employment, etc., taxes attributable to the Restricted Stock in the same manner as in Section 3.4 hereof, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his estate, free of all restrictions under the Plan.

(b)                 Notwithstanding the foregoing, upon expiration of the Restricted Period, if a Participant shall not pay the taxes attributable to the exercise of the Restricted Period as set forth in Subsection (a), above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Restricted Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Restricted Stock shares remaining subsequent to such sale together with any cash from a sale of a fractional sale shall thereupon be distributed to the Participant.

(c)                 Any state or Federal withholding taxes attributable to the portion of the Restricted Stock payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

5.7                Payment for Restricted Stock.

Except as provided in Sections 5.2 and 5.6, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award.

ARTICLE 6

PHANTOM STOCK UNITS

6.1                Grant of Phantom Stock Units.

Subject to the limitations of this Plan, the Committee shall have the authority to (a) grant Phantom Stock Unit Awards to Key Persons, and (b) to establish terms, conditions and restrictions applicable to such Phantom Stock Units, including the Restricted Period, and the time or times at which the Phantom Stock Units shall be granted or become vested and the number of Phantom Stock Units to be covered by each grant.

6.2                Phantom Stock Unit Agreement.

The grant of Phantom Stock Units shall be evidenced by a “Phantom Stock Unit Agreement” between the Company and the Participant who is a recipient of the Phantom Stock Units, including such terms as the Committee may from time to time determine.

6.3                No Stock Issuance.

In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each recipient of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each Phantom Stock Unit then credited to such Participant’s account (“Dividend Equivalents”). Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 65

6.4                Restrictions.

(a)                 Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (i) the Phantom Stock shall be subject to forfeiture to the extent provided in the Phantom Stock Unit Agreement and, to the extent such units are forfeited, all rights of the Participant to such units shall terminate without further obligation on the part of the Company, and (ii) any other restrictions which the Committee may determine in advance are necessary or appropriate.

(b)                 The Committee shall have the authority to remove any or all of the restrictions on the Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Phantom Stock Award, such action is appropriate.

6.5                Restricted Period.

The Restricted Period of Phantom Stock Units shall commence on the date of the grant and shall expire from time to time as to that part of the Phantom Stock Units indicated in the Phantom Stock Unit Agreement or otherwise set forth in a schedule established by the Committee with respect to the Award.

6.6                Settlement of Phantom Stock Units.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his estate without any charge one share of Common Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Vested Units. If cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such Vested Unit.

6.7                Payment of Taxes.

(a)                 Upon the distribution of any shares of Common Stock in kind to the Participant as set forth in Section 6.6, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

(b)                 Notwithstanding the foregoing, upon expiration of the Restricted Period, if a Participant shall not pay the taxes attributable to distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Restricted Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)                 Any state or Federal withholding taxes attributable to the portion of the Phantom Stock Unit payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 7

Stock Appreciation Rights

7.1                Stock Appreciation Rights.

Any Option granted under the Plan to Key Persons may include a Stock Appreciation Right or SAR, granted at either at the time of the Option Grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Incentive Stock Option itself. The Committee may also award SARs to Key Persons independently of any Option other than an Incentive Stock Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the terms set forth in this Article 7.

66 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

7.2                SAR Exercise Price. The exercise price per share of the SAR shall be set by the Committee at the time of grant subject to the following: (i) the SAR exercise price shall never be less than the Fair Market Value of the underlying stock on the date the SAR is granted; (ii) the number of shares subject to the SAR must be fixed on the original date of grant; and (iii) the SAR may not include any additional feature for the deferral of compensation.

7.3                Vesting.

A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

7.4                Failure to Exercise.

If on the last day of an Option Period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market Value of the Common Stock exceeds the Option Price or SAR Exercise Price, as the case may be, the Holder has not exercised the Option or the SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Holder on such last day, and the Company shall make the appropriate payment therefor.

7.5                Payment.

The amount of additional compensation which may be received pursuant to the award of one (1) SAR is the excess, if any, of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) share of Common Stock on the date of the grant, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

7.6                Designation of Appreciation Date.

A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

7.7                Expiration.

Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten (10) years after the date on which the SAR was awarded (“Expiration Date”).

7.8                Payment of Taxes.

(a)                 Upon the distribution of any shares of Common Stock in kind to the Participant attributable to the exercise of a SAR, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 67

(b)                 Notwithstanding the foregoing, upon an Expiration Date, if a Participant shall not pay the taxes attributable to the distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Common Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)                 Any state or Federal withholding taxes attributable to the portion of the SAR payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 8

PERFORMANCE SHARES

8.1                Grant of Performance Shares.

The Committee is authorized to establish Performance Share programs for Key Persons to be effective over designated Award Periods of not less than one (1) year nor more than five (5) years. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial or other objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on shareholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants. No Performance Share granted hereunder shall include any additional feature for the deferral of compensation.

8.2                Partial Awards.

A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

8.3                Adjustment of Performance Goals.

The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (a) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned, or (b) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

8.4                Payment of Awards.

The amount earned with respect to an Award shall be fully payable in shares of Common Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment in whole or partial consideration of the Performance Share as to any Participant upon the specific request of such Participant which form may include cash. Except as otherwise determined by the Committee, payments of Awards shall be made as soon as practicable after the completion of an Award Period.

68 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

8.5                Payment of Taxes.

(a)                 Upon the distribution of any shares of Common Stock in kind to the Participant attributable to a Performance Share, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

(b)                 Notwithstanding the foregoing, upon an Expiration Date, if a Participant shall not pay the taxes attributable to the distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Common Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)                 Any state or Federal withholding taxes attributable to the portion of the Performance Share payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 9

MISCELLANEOUS

9.1                General Restriction.

Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.2                Additional Provisions of an Award.

The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

9.3                Restrictions on Transferability.

Unless the Committee determines otherwise in accordance with applicable law, no Award under the Plan shall be transferable (including by sale, assignment, pledge, or hypothecation) by the recipient thereof, except by will or by the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company, or, to the extent expressly permitted in the agreement relating to such Award, to the Holder’s family members, a trust or entity established by the Holder for estate planning purposes, or a charitable organization designated by the Holder, in each case without consideration; provided, however, that Incentive Stock Options shall not be transferable by the Holder except by will or the laws of descent and distribution, beneficiary designation procedures approved by the Company, or in the Committee's discretion (in accordance with Section 422 of the Code, and registration provisions of the Securities Act). Except to the extent permitted by the foregoing sentence or the agreement relating to an Award, each Award shall be exercisable only by such person or by such person’s guardian or legal representative; provided, however, that Incentive Stock Options shall be exercisable, prior to their expiration date, during the Participant's lifetime solely by such Participant (or in the event of such Participant's legal incapacity or incompetency, such Participant's guardian or legal representative). Except to the extent permitted by the foregoing sentences of this Section 9.3, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder in violation of this Section 9.3, then such right or benefit shall in the discretion of the Committee cease. Such Units shall thereupon become null and void.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 69

9.4                Withholding Taxes.

Notwithstanding any other provision of the Plan, the Company shall have the right in general and in addition to any other specific procedure for the payment of taxes attributable to any Award to deduct from all Awards, to the extent paid in cash, all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Company prior to delivery of such stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six (6) months prior to the date such tax obligation is determined.

9.5                Employment Not Affected.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Board of the Company or in the employment of the Company or affect any right which the Company, or its shareholders, may have to terminate the relationship or employment of such Participant.

9.6                Acceleration Events.

If a Change in Control of the Company occurs, the Board may direct the Committee to declare that all Nonqualified Stock Options and Incentive Stock Options granted under the Plan shall become immediately vested and that such restrictions applicable to Restricted Stock Grants, Phantom Stock Units and SARs as determined by the Board shall be waived, notwithstanding the provisions of the respective agreements regarding exercisability.

9.7                Payments Upon Death of Participant.

Upon the death of a Participant in the Plan, the Company shall pay the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units or Restricted Stock, if any, due under the Plan to the Participant’s estate.

9.8                Payments to Persons Other than Participants.

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

9.9                Non-Uniform Determinations.

The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

70 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

9.10            Rights as a Shareholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

9.11            Leaves of Absence.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan previously made to any recipient who takes such leave of absence.

9.12            Newly Eligible Employees.

The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

9.13            Adjustments.

Unless the Committee specifically determines otherwise, Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals, shall be subject to adjustment or substitution as to the number, price or, if applicable, kind of shares of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, unless the Committee specifically determines otherwise, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.14            Effect of Change in Control.

(a)                 In the event of a Change in Control and notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 71

(b)                 In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

(c)                 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

9.15            Unfunded Plan.

The Plan shall be unfunded. Except as otherwise provided in the Plan, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

9.16            Reliance on Reports.

Each member of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself.

9.17            Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

9.18            Expenses.

The expenses of administering the Plan shall be borne by the Company.

9.19            Titles and Headings.

The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

9.20            No Presumption.

The fact that this Plan was prepared by counsel for the Company shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Company.

72 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

9.21            Nonexclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

9.22            No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall defend, indemnify and hold harmless each member of the Board and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.23            Governing Law; Construction.

The validity and construction of the Plan and the instruments evidencing Awards under the Plan shall be governed by the laws of the state of Florida without regard to principles of conflicts of law. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

9.24            Amendment of the Plan; Prohibitions Against Option/SAR repricing.

(a)                 The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)                 Subject to Section 409A, the Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Committee may not:

(i)                   materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Sections 9.13 and 9.14);

(ii)                 materially increase benefits to Participants, including (A) reducing the exercise price or base price of outstanding Options or SARs, (B) cancelling any previously granted Option or SAR in exchange for another Option or SAR with a lower exercise price or base price, (C) cancelling any previously granted Option or SAR in exchange for cash or another Award if the exercise price of such Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, (D) reducing the price at which Options may be offered, or (E) extending the duration of the Plan; provided, however, that in the case of clauses (A), (B) and/or (C), other than adjustments made pursuant to Section 9.13, and/or in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares;

(iii)                materially expand the class of Participants eligible to participate in the Plan;

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 73

(iv)               expand the types of Options or other awards provided under the Plan; and

(v)                 if shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, and/or any rule of any stock exchange on which shares of Common Stock are traded.

(c)                 The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an Award previously granted to him or her.

9.25            Binding Effect.

This Plan shall be legally binding upon and shall operate for the benefit of the Company and its officers and Directors, and the Participants, and their respective heirs, personal and legal representatives, transferees, successors and permitted assigns.

9.26            Notices.

Each Participant and each beneficiary shall be responsible for furnishing the Company with his or her current address (including email address) for the mailing of notices, reports, and benefit payments; provided, however, that the Company may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address (and the Participant or beneficiary may incur additional taxes and penalties under Section 409A). This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication. All notices or other communications required or permitted to be given by any Participant or any beneficiary to the Company or the Committee shall be in writing and shall be deemed duly given if mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email, addressed to any executive officer of the Company (other than the Participant) at the address of the principal office of the Company.

9.27            WAIVER OF JURY TRIAL.

THE COMPANY AND EACH PERSON WHO IS A PARTICIPANT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.

9.28            Section 409A.

To the extent applicable, the Company intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee (as defined under Section 409A), and payments that are nonqualified deferred compensation cannot commence until the lapse of six (6) months after a Separation from Service (as defined under Section 409A), then any such payments that would be paid during such six (6) month period in a single lump sum shall be made on the date that is within the thirty (30) day period commencing with the first day of the seventh month after the month of the Participant’s Separation from Service (provided that if such thirty (30) day period begins in one (1) calendar year and ends in another calendar year, such payment shall be made in the second of such two calendar years). Furthermore, the first six (6) months of any such payments of nonqualified deferred compensation that would be paid in installments shall be paid within the thirty (30) day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service (provided that if such thirty (30) day period begins in one (1) calendar year and ends in another calendar year, such payment shall be made in the second of such two calendar years). All remaining installment payments shall be made or provided as they would ordinarily have been under the provisions of the Award. Notwithstanding any other provision of the Plan, the tax treatment of Awards under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, any Affiliate, the Board, the Committee, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his or her beneficiary, or other person as a result of the grant, modification, or amendment of an Award or the adoption, modification, amendment, or administration of the Plan.

74 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

9.29            Deferrals.

Except as otherwise provided in the Plan, the Committee may permit or require, at the time an Award is granted, a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash, or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting, or earning of an Award. If any such deferral is required or permitted, the Committee shall, in its discretion, establish rules and procedures in writing for such deferrals in accordance with Section 409A.

9.30            Severability.

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.31            Clawback, etc.

By entering into agreements pertaining to Awards or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 9.31, and acknowledges and agrees that the provisions of this Section 9.31 may be applied, without liability to any Participant (or any Participant’s beneficiary) by the Committee on a retroactive basis regardless of the Participant’s employment status with the Company or its Affiliates at the time of such clawback or other action by the Committee. Notwithstanding anything contained in the Plan to the contrary, the Committee, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by the Company, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law and/or policies adopted by the Company.

9.32            Legislative and/or Regulatory Restrictions.

Notwithstanding anything contained in the Plan to the contrary, in the event any legislation, regulation, or formal or informal guidance requires any compensation payable under the Plan (including, without limitation, any incentive-based compensation) to be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions, such compensation shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation, or formal or informal guidance.

9.33            Forfeiture Events.

The Committee may specify in an agreement pertaining to an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award agreement or otherwise applicable to the Participant, a termination of the Participant’s service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement 75

9.34            Section 16 Compliance.

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, or any successor statutes and rules, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 9.34, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict, and/or notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.

9.35            Section 162(m) of the Code.

To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

9.36            Beneficiary Designation.

Except as otherwise impermissible under applicable law, a Participant shall have the right to designate a beneficiary or beneficiaries to whom any benefit, or settlement of Awards, under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit or settlement of Awards, and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Committee. The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Committee shall direct that payment of benefits be made to the Participant’s estate.

76 1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

1ST UNITED BANCORP, INC.

One North Federal Highway

Boca Raton, FL 33432

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

1ST UNITED BANCORP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 28, 2013

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of 1st United Bancorp, Inc. (the “Company”), Boca Raton, Florida, do hereby nominate, constitute and appoint John Marino, Warren S. Orlando and Rudy E. Schupp (collectively, the “Proxies”), or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company that the shareholder signing this Proxy Card is entitled to vote at the annual meeting of its shareholders to be held at 71 North Federal Highway, Boca Raton, Florida, on Tuesday, May 28, 2013, at 3:00 P.M., and at any adjournments or postponements thereof, as instructed on the reverse side of this Proxy Card and in the Proxies’ discretion on other matters.

All proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked.

(Continued and to be signed on the reverse side.)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

ANNUAL MEETING OF SHAREHOLDERS OF

1ST UNITED BANCORP, INC.

May 28, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Shareholders to be held May 28, 2013. The Proxy Statement and our Fiscal 2012

Annual Report are available at: http://viewproxy.com/1stunitedbankfl/2013/

Please sign, date and mail
your proxy card in the
envelope provided
as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect a Board of Directors to serve for a one-year term that will expire at the annual

		Nominees:						FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	◯	01 Paula Berliner	◯	07 Thomas E. Lynch	2.	Nonbinding advisory vote to approve	☐	☐	☐
		◯	02 Derek C. Burke	◯	08 John Marino		executive compensation;
☐	WITHHOLD	◯	03 Jeffery L. Carrier	◯	09 Carlos Morrison	3.	To adopt the 2013 Incentive Plan;	☐	☐	☐
	AUTHORITY	◯	04 Ronald A. David	◯	10 Warren S. Orlando	4.	To ratify the appointment of Crowe	☐	☐	☐
	FOR ALL NOMINEES	◯	05 James Evans	◯	11 Rudy E. Schupp		Horwath LLP as the Company’s principal
		◯	06 Arthur S. Loring	◯	12 Joseph W. Veccia, Jr.		independent registered public accounting
☐	FOR ALL EXCEPT						firm for the fiscal year ending
	(See instructions below)						December 31, 2013.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●						THE BOARD RECOMMENDS “FOR” ITEMS 1, 2, 3, AND 4. The undersigned shareholder(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

I plan on attending the meeting ☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date:

Signature

☐	To change the address on your account, please check the box at left and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					Signature (if held jointly)

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (888) 693-8683

Use any touch-tone telephone to
vote your proxy. Have your proxy
card available when you call.
Follow the voting instructions to
vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.